Exhibit 10.3

Dated this 23rd day of August 2006
Between
SINGAPORE TOURISM BOARD
And
MARINA BAY SANDS PTE LTD
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DEVELOPMENT AGREEMENT
in respect of
INTEGRATED RESORT
AT MARINA BAY,
SINGAPORE
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DONALDSON & BURKINSHAW
Established 1874
Advocates & Solicitors
Notaries Public
Commissioners for Oaths
Agents for Trade Marks, Patents & Designs
24 Raffles Place #15-00
Clifford Centre
Singapore 048621
(Ref. ATBL/VW/S.050079)

     THIS DEVELOPMENT AGREEMENT is made the 23rd day of August Two thousand and six (2006) Between:
(i)	SINGAPORE TOURISM BOARD, a body corporate established under the Singapore Tourism Board Act (Cap. 305B) and having its principal office at No. 1 Orchard Spring Lane, Tourism Court, Singapore 247729 (hereinafter called “the Lessor”) of the one part; and

(ii)	MARINA BAY SANDS PTE LTD, a company incorporated in the Republic of Singapore and having its registered office at No. 9 Raffles Place #12-01 Republic Plaza, Singapore 048619 (hereinafter called “the Lessee”) of the other part.

WHEREAS:
1. The Lessor is seised of the Land (as hereinafter defined) to be comprised in a State Lease/s (hereinafter called “the Head Lease”) to be hereafter issued in favour of the Lessor by the President of the Republic of Singapore (hereinafter called “the Head Lessor” which expression shall include his successors in office) for a leasehold estate for the unexpired portion of a term of sixty (60) years commencing from the 23rd day of August 2006 and which is to be used strictly for the construction, development and establishment of the Integrated Resort (as hereinafter defined and also called “the IR”) on the Land.
2. Pursuant to the Request for Proposals To Develop an Integrated Resort at Marina Bay, Singapore dated the 15th day of November 2005 (hereinafter called “the RFP”) and the agreement of the parties hereto comprising the Letter of Notification (as hereinafter defined) from the Lessor to the Lessee, the Lessee has agreed at its own cost and expense to construct, develop and establish the IR on the Land in accordance with the Accepted Proposal (as hereinafter defined) in consideration of the Lessor granting to the Lessee a lease of the Land for the Lease Term (as hereinafter defined) subject to the terms, covenants and conditions hereinafter appearing.
NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals, unless the context otherwise requires:

“Accepted Proposal” means the detailed concept proposals, reports, plans, designs, perspectives, drawings and scale model(s) (including where applicable, such amendments thereto as may be made by the Lessee with the approval of the Lessor) and the Development Investment amount to be expended for the development submitted by the Lessee, pursuant to and in compliance with the RFP relating to the construction, development and establishment of the IR and accepted by the Lessor;

“Approved Mortgagee” means any bank licensed under the Banking Act (Cap. 19) or any finance company licensed under the Finance Companies Act (Cap. 108), or such other mortgagee as may be approved by the Lessor in writing;

“Banker’s Guarantee” means the unconditional guarantee(s) to be provided by the Lessee pursuant to Clause 5 of this Agreement from a bank(s) licensed with the Monetary Authority of Singapore and acceptable to the Lessor and in the format annexed hereto and marked as Annexure “B” and which shall be payable on demand in writing being made by the Lessor;

“Bayfront Promontory” means that part of the Land at Location Y as shown on the Land Parcel Plan (Guide Plan No. B1.1C) attached to the Planning Parameters;

“Business Day” means any of the days from Monday to Friday inclusive, other than a day which is a public holiday in Singapore;

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“Casino” means those areas of the IR identified in the Proposal comprising:
(i)	the areas which shall not exceed the maximum approved gaming area of 15,000 square metres allowed by the Regulator for the conduct and playing of permitted games; and

(ii)	the ancillary areas which relate directly to its operation and functioning including food and beverage outlets in or directly adjacent to the maximum approved gaming area, money counting, surveillance, accounting and storage.
For the avoidance of doubt, such ancillary areas shall not be counted towards the maximum approved gaming area of 15,000 square metres;

“Casino Concession” means the privilege conferred on the Lessee to locate the Casino on the Designated Site subject to the Legislation;

“Casino Licence” means the licence to be granted by the Regulator for the Casino on the Designated Site pursuant to the Legislation and includes such renewal thereof from time to time;

“Commence Construction” means:
(i)	the obtaining of the Permit to Commence Building Works, issued by the Building and Construction Authority (BCA) for the purpose of the development of the IR on the Land; and

(ii)	the commencement of the building works thereon;
“Competent Authority” means any government department, statutory board or body or any other government authority or person:
(i)	having jurisdiction over any of the parties to this Agreement in respect of the relevant subject matter; and/or

(ii)	from which a permit, licence or form of approval or sanction is required under any applicable Law in Singapore, and “Competent Authorities” means all of such government departments, statutory boards or bodies or such other government authorities or persons together;
“Completion” means:
(i)	the completion of the construction of the IR or part thereof on the Land with TOP issued therefor under the Building Control Act (Cap. 29); and

(ii)	the application of all finishing material, gaming equipment, furniture, fittings, furnishings and such other built-in and loose items bringing the IR or such part thereof to a state of operational readiness to receive visitors, and where no TOP is required to be issued for any part of the IR, completion of such part under paragraph (i) shall mean the written confirmation of the relevant Competent Authority that it is completed in accordance with its requirements and to its satisfaction and where the Planning Parameters make specific provisions for the completion of any part of the IR or any item of works, completion of such part or item under paragraph (i) shall mean completion in accordance with such specific provisions and “Complete” and “Completed” shall have corresponding meanings;

“Concession Period” means in relation to the Casino Concession, the period of thirty (30) years from the Effective Date and includes any renewal or extension thereof from time to time;

“CSC” means the Certificate of Statutory Completion issued under Section 21 (2) of the Building Control Act (Cap. 29) certifying that the new buildings to which the CSC relates have been completed in accordance with the provisions of the Building Control Act and the regulations made thereunder and that occupation of the buildings is permitted;

“CST” or “Common Services Tunnels” means the system of underground tunnels within the Marina Bay area, housing utility services, pipes, cables, apparatus and equipment for the purpose of distribution of electricity, potable water, chilled water, NEWater, telecommunications cables and the future pneumatic refuse conveyance pipe;

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“CST Structure” means the ventilation shaft cum entrance / exit structure for the CST required to be constructed by the Lessee within the Land pursuant to Clause 13 of this Agreement;

“DCS” means the whole of the facility known as “District Cooling System” used for or in connection with the provision of DC Services comprising one or more district cooling plants, one or more chillers or similar cooling units, district cooling pipes and other apparatus including metering equipment but excluding the whole of the IR’s own internal cooling system;

“DC Licensee” means the person licensed to provide DC Services under the District Cooling Act (Cap. 84A) and who will be operating and maintaining the DCS;

“DC Services” means the sale of coolant for space cooling in a service area by a licensee under the District Cooling Act operating a central plant capable of supplying coolant via pipe to more than one building in the service area;

“DCS Spaces” means all such spaces within the Land to be provided by the Lessee and upon which the Lessee shall, in accordance with the provisions of the Planning Parameters, construct such buildings or structures for the installation of the DCS or part thereof by the DC Licensee;

“Designated Site” means the parcel of land designated under the Legislation as the site upon which a casino may be located for a period of thirty (30) years;

“Development Investment” means the amount as stated in Clause 7 of this Agreement to be paid or incurred by the Lessee in the development of the whole of the IR (if the IR is developed in a single-phase) or in the development of the First Phase of the IR in:
(i)	fixed asset investment such as the construction, building and fitting-out costs; and

(ii)	tangible movable assets such as gaming equipment, furniture and exhibits (e.g. art pieces) that are included in the IR’s inventory list and are displayed or stored permanently within the IR, but excluding the Land Premium;

“Effective Date” means the date of the signing of this Agreement;

“Electrical Substation” or “ESS” means the proposed 230/22kV electrical substation which is being planned as a new mode of electrical supply and part of the infrastructure provisions for the Marina Bay area in accordance with the provisions of the Planning Parameters;

“ESS Contribution” means the sum of Singapore Dollars Seven million and eight hundred thousand (S$7,800,000.00) being the Lessee’s contribution towards the costs of construction of the ESS;

“Event of Default” means any, each or all (as the context may require) of the events as provided in Clause 27 of this Agreement;

“Event Plaza” means the event space fronting Marina Bay for the staging of events and marked on the Land Parcel Plan (Guide Plan No. B1.1C) at Zone X to be designed and constructed by the Lessee at its own expense subject to and in accordance with the Planning Parameters;

“Exclusivity Period” means the period from the Effective Date until ten (10) years after the date of signing of the Sentosa Development Agreement;

“External Auditors” means the auditors appointed to undertake the auditing and certification of the Completion of the Proposed GFA and the expenditure by the Lessee towards the Development Investment for the duration of the development of the IR, which auditing is to be conducted on a progressive basis until the whole of the IR (if the IR is developed in a single-phase) or the First Phase, as the case may be, is Completed and one hundred percent (100%) of the Development Investment has been paid or incurred;

“External Auditors’ Confirmation” means the written confirmation of the External Auditors in relation to the amount of the Development Investment that the Lessee has paid or incurred and whether the whole of the IR (if the IR is developed in a single-phase) or the First Phase, as the case may be, is Completed;

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“First Phase” means, where the IR is to be developed in phases, the construction of:
(i)	such part(s) of the IR as the Lessee may decide to form part of the first of such phases;

(ii)	the Event Plaza and the Waterfront Promenade on Parcel A1, Parcel AW1 and Area AP as marked on the Land Parcel Plan (Guide Plan No. B1.1C); and

(iii)	such parts of the IR on or within the Bayfront Promontory, Parcel A2, Parcel A3, Parcel A4, Parcel A5, Parcel A6 and Parcel A7,
all of which are to be Completed under the first of such phases of the development of the IR subject to the Proposed GFA;

“Force Majeure” means any event or occurrence which is outside the reasonable control of the party concerned and which causes or results in delay in the performance by a party of any of its obligations under this Agreement, and which is not attributable to any act or failure to take preventive action by the party concerned, including (but not limited to):
(i)	act of God, lightning, storm, flood, fire, earthquake, explosion, cyclone, tidal wave, landslide, adverse weather conditions;

(ii)	strike, lockout or other labour difficulty, but not any industrial action occurring within the Lessee’s organisation or within any sub-contractor’s organisation; or

(iii)	act of public enemy, war (declared or undeclared), terrorism, sabotage, blockade, revolution, riot, insurrection, civil commotion, epidemic;
“Foreshore” means the land between the coastline (high water mark) and the mean low water mark of the ordinary spring tides, including associated beaches, rock and the inter tidal area;

“Goods and Services Tax” or “GST” means the goods and services tax payable under the Goods and Services Tax Act (Cap. 117A);

“Government” means the Government of the Republic of Singapore as a whole including all its Ministries, government departments, organs of State and shall include any officer or person authorised by the Government to act on its behalf;

“Grant of Written Permission” means the written approval of the Competent Authority under the Planning Act for the proposed development of the IR on the Land and includes any approval of the Competent Authority for any amendment or variation to the approved plans made with the prior written approval of the Lessor;

“Gross Floor Area” or “GFA” means:
(i)	the gross area of all covered floor space (whether within or outside a building and whether or not enclosed) measured between party walls including the thickness of external walls where there are such walls; and

(ii)	the gross area of floor space in an open area used as a beer garden, drive-in, eating area or for other similar commercial purposes, but excludes any covered area as may be allowed under the Planning (Development Charges) Rules;

“Gross Plot Ratio” refers to the ratio of the Gross Floor Area of a building(s) to its site area;

“Gross Revenue” means all payments, revenue or gross receipts from sales paid to or collected by the Lessee and the Lessee’s tenants and sub-lessees, from the use of the public attractions and facilities on those parts of the IR (other than the Casino) and shall include but not be limited to:
(i)	gross sales or revenue from orders or contracts of sales for supply of services which are entered into by the Lessee, whether or not the same are placed or concluded on such part of the IR;

(ii)	sale of consumable goods like food and drinks/beverages;

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(iii)	sale of any merchandise and souvenirs etc;

(iv)	sale of any gate charges, admission fees to attractions and gated commercial outlets whether operated by the Lessee or by third parties under sub-letting or any other arrangements by the Lessee as permitted under the Agreement;

(v)	membership fees;

(vi)	all deposits forfeited in favour of the Lessee;

(vii)	all or part of the selling price of gift certificates;

(viii)	any fee, taxes (except the GST payable) or commission included in the selling prices paid by or collected from customers; and

(ix)	any other consideration excluding any benefit in kind received by the Lessee monthly from the use and operations on any such part of the IR (other than the Casino);
“Insurance Performance Bond” means the unconditional performance bond to be provided by the Lessee pursuant to Clause 5 of this Agreement from an insurance company licensed with the Monetary Authority of Singapore and acceptable to the Lessor and in the format annexed hereto and marked as Annexure “B” and which shall be payable on demand in writing being made by the Lessor;

“Integrated Resort” or “IR” means the large scale development to be constructed, developed and established on the Land by the Lessee in accordance with the terms and conditions of the RFP and this Agreement with a comprehensive range of integrated and synergised amenities for recreation, entertainment and lifestyle uses which may include hotels, MICE facilities, retail, dining, entertainment shows, themed attractions and casinos to provide a total experience for visitors (whether for business, MICE or leisure purposes) through creative programming, branding and marketing, but shall exclude any residential (other than Serviced Apartments) or independent office use;

“Key Attractions” means all of the following attractions, facilities or buildings proposed by the Lessee in the Accepted Proposal to be developed and established on the Land during the Lease Term:
(i)	MICE facilities and supporting areas with a GFA comprising 110,390 square metres and which shall include 41,000 square metres of exhibition hall public areas, meeting room public areas of 48,000 square metres and a column-free grand ballroom of 9,200 square metres with a seating capacity for at least 7,500 persons for a banquet, 8,000 persons for a stage performance or 12,500 persons for an auditorium style lecture;

(ii)	two (2) state-of-the-art theatres with a total area of 13,060 square metres and 2,000 seats each equipped to cater for ‘live’ broadcast of gala events;

(iii)	an art science museum with a total area of 20,500 square metres including an 800 seat conference hall and meeting rooms for wide-ranging exhibitions and a nightly light and water show on the rooftop amphitheatre;

(v)	a park of 10,000 square metres at the top of the three (3) tower blocks comprising the hotel, with a section which shall be accessible to the public;

(vi)	food and beverage areas with a total area of 14,915 square metres which shall include a net area of 10,100 square metres comprising of :
(a)	six (6) signature restaurants featuring award winning chefs, to be known as “Celebrity Chef Restaurants”; and

(b)	two (2) floating pavilions on the water fronting the Waterfront Promenade; and
(vii)	the Event Plaza with hydraulic steps for accommodating up to 10,000 persons
“Land” means all those pieces or parcels of land at Marina Bay, along Bayfront Avenue as shown delineated and marked on the Land Parcel Plan (Guide Plan No. B1.1C) attached to the Planning Parameters marked as Annexure “A” comprising of Parcel A1 together with:

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(i)	such stratum of subterranean space in Parcel A2, Parcel A3, Parcel A4 and Parcel A5;

(ii)	such stratum of air space in Parcel A6;

(iii)	such strata of air and subterranean space in Parcel A7; and

(iv)	part of the foreshore and sea-bed within Parcel AW1 and Parcel AW2 or any such pieces or parcels of land (whether subterranean space, airspace, foreshore or seabed) as may be approved by the Competent Authorities;

“Land Premium” means the sum of Singapore Dollars One thousand and two hundred million (S$1,200,000,000.00) (exclusive of GST which shall be paid by the Lessee) to be paid by the Lessee to the Lessor for the Land;

“Law” means the provisions of all existing or future Act of Parliament, ordinances, orders, bye-laws, rules or regulations and includes the Legislation;

“Lease” means the instrument of lease in the format annexed hereto and marked as “Annexure C” (with such modifications (if any) as may be agreed upon between the parties to this Agreement) as may be granted by the Lessor to the Lessee for the lease of the Land for the Lease Term and for the development thereon of the IR;

“Lease Term” means the term of sixty (60) years less one (1) day commencing from the Effective Date;

“Legislation” means the law enacted or to be enacted by the Government relating to the establishment of the Regulator and gaming in casinos in Singapore and includes all rules and regulations and all amendments, supplements, modification or re-enactment thereof from time to time;

“Letter of Notification” means the letter dated the 26th day of May 2006 from the Lessor to the Lessee prior to the execution of this Agreement, notifying the acceptance of the Proposal, including where applicable, such minor refinements as may be required by the Lessor;

“LTA” means the Land Transport Authority of Singapore, a body corporate established under Land Transport Authority of Singapore Act (Cap. 158A);

“LTA Agreement” means the Agreement to be executed between LTA and the Lessee on the 22nd day of August 2006 for the provision of the RTS and roadworks within and/or outside the Land at Marina Bay;

“LTA Land Conditions” means the covenants, terms and conditions as set out in Section 2, Schedule 2 of the LTA Agreement to be complied with by the Lessee in relation to the Land;

“Management Agent” means the company appointed by the Lessee pursuant to a management agreement to manage and operate the Casino;

“MICE” means meetings, incentive travel, conventions and exhibitions;

“Notice of Approval” means the written approval of the Commissioner of Building Control as the Competent Authority of the building plans for the proposed development of the IR on the Land and includes any approval of any amendment or variation to the approved plans made, with the prior written approval of the Lessor, by the Competent Authority supplemental thereto;

“Permissible GFA” means the GFA permitted for the Land which shall not exceed 570,000 square metres;

“Permit to Commence Building Works” means the written approval of the Commissioner of Building Control as the Competent Authority for the commencement of construction works for the development of the IR on the Land;

“Planning Parameters” means the comprehensive guidelines on the planning, design, infrastructural and technical requirements applicable to the Land in relation to the construction and development of the IR as set out in the following Annexes of the RFP and as amended, varied and clarified by any corrigendum, addendum and clarifications issued by the Lessor

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during the period from the 15th day of November 2005 to the 29th day of March 2006 (both dates inclusive), which are to be complied with by the Lessee in all material respects:
(i)	Annex B1 entitled “Planning, Design and Infrastructure Requirements for the Integrated Resort at Marina Bay” together with the plans attached thereto in Annex B1.1, Annex B1.2 and Annex B1.3; and

(ii)	Annex B2 entitled “Technical Requirements for the Integrated Resort at Marina Bay” together with the plans attached thereto in Annex B2.1, the “Land Transport Authority Requirements for Provision of Proposed Rapid Transit System and Roadworks” attached thereto in Annex B2.2, and the “Singapore District Cooling Requirements for the Integrated Resort at Marina Bay” attached thereto in Annex B2.3;
“Planning Permission” means all the planning approvals granted to the Accepted Proposal by the Competent Authorities including the Grant of Written Permission, the Notice of Approval, the Permit to Carry Out Building Works and all such conditions and directives stipulated by the Competent Authorities in relation to the construction, development and operation of the IR;

“Proposal” means the detailed concept proposal, reports, plans, designs, perspectives, drawings and scale model(s) and the proposed Development Investment amount to be expended for the development submitted by a Proposer pursuant to and in compliance with the RFP relating to the construction, development and establishment of the IR;

“Proposed GFA” means the GFA for the First Phase or for the whole of the IR (if the IR is developed in a single phase), as the case may be, proposed by the Lessee in the Accepted Proposal and to be complied with, in the development, and which shall not be less than 270,000 square metres;

“Rapid Transit System” or “RTS” means the comprehensive system of rail network running underground and above-ground connecting the city centre to the all other parts of Singapore;

“Regulator” means the Casino Regulatory Authority of Singapore to be established under the Legislation as the regulatory body to administer the system for the licensing, supervision and control of casinos and their operations in Singapore;

“Security Deposit” means the sum equivalent to five percent (5%) of the Development Investment payable by the Lessee pursuant to Clause 5 of this Agreement in any of the following manner:
(i)	banker’s cheque or cashier’s order;

(ii)	“On-Demand” Banker’s Guarantee or Insurance Performance Bond; or

(iii)	acceptable electronic means such as direct debit or telegraphic transfer;
“Sentosa Development Agreement” means the agreement to be entered into by Sentosa Development Corporation and the successful party pursuant to the Request for Proposals To Develop an Integrated Resort on Sentosa Island, Singapore, providing for the construction, development and establishment of an integrated resort on Sentosa Island;

“Serviced Apartments” means a block or blocks of flats comprising self-contained apartments with provision of kitchenettes / kitchens and support services for residents such as concierge, housekeeping and/or laundry that cater to short-term stays either on a weekly or monthly basis, with a high turnover of tenants and developed, owned and/or managed under one (1) single ownership, i.e. a non-strata sub-divisible entity;

“Stamp Duty” means the duty payable on legal documents and instruments on such transactions specified under the provisions of the Stamp Duty Act (Cap. 312);

“TOP” means the Temporary Occupation Permit issued under Section 21 (2) of the Building Control Act (Cap. 29) permitting the temporary occupation of the buildings on the Land subject to the written directions to be issued thereafter;

“URA” means the Chief Executive Officer of the Urban Redevelopment Authority as the Competent Authority under the Planning Act (Cap. 232);

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“Urban Redevelopment Authority” means the body corporate established under the Urban Redevelopment Authority Act (Cap. 340);

“Waterfront Promenade” means the public pedestrian space along Marina Bay and Marina Channel and marked on the Land Parcel Plan (Guide Plan No. B1.1C) to be constructed by the Lessee at its own expense subject to and in accordance with the Planning Parameters; and

“year” means a consecutive period of twelve (12) calendar months.
1.2          The definitions contained in the Glossary of Terms as set out in Annex “A” of the RFP shall, where the context so requires, apply to this Agreement.
1.3          In this Agreement, including the recitals, unless the context otherwise requires:
(i)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any statutory instrument issued under, that legislation or legislative provision;

(ii)	a word denoting the singular number includes the plural number and vice versa;

(iii)	a word denoting an individual or person includes a corporation, firm, authority, government or governmental authority and vice versa;

(iv)	a word denoting a gender includes all genders;

(v)	a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule or annexure of or to this Agreement;

(vi)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(vii)	a reference to any party to this Agreement, or any other document or arrangement, includes that party’s executors, administrators, substitutes, successors or permitted assigns; and

(viii)	a reference to ‘Dollars’ or ‘$’ is to an amount in Singaporean currency.
1.4 In this Agreement, including the recitals:
(i)	headings are for convenience of reference only and do not affect interpretation; and

(ii)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.
2. AGREEMENT TO LEASE
2.1 In consideration of the terms, covenants and conditions on the part of the Lessee hereinafter reserved and contained the Lessor hereby agrees to grant to the Lessee a lease of the Land for the Lease Term subject to the payment of the Land Premium.
3. DELIVERY OF VACANT POSSESSION
          Vacant possession of the Land on an “as is where is” basis together with all existing structures, if any thereon, shall be delivered to the Lessee on the Effective Date subject to the payment of all monies and the signing of all documents by the Lessee as required under this Agreement.
4. PAYMENT OBLIGATIONS AND LTA AGREEMENT
4.1 The Lessee shall on or before the Effective Date pay or deliver to the Lessor the following:

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(i)	the Land Premium together with the prevailing GST thereon, by way of such banker’s cheque or cashier’s order to be made in favour of “COMMISSIONER OF LANDS, SINGAPORE LAND AUTHORITY”;

(ii)	the sum of Singapore Dollars One hundred and ninety two million six hundred and four thousand five hundred and thirty (S$192,604,530.00) being the Security Deposit, by way of such Banker’s Guarantee / Insurance Performance Bond, banker’s cheque or cashier’s order or evidence of electronic means such as direct debit or telegraphic transfer to be made in favour of “SINGAPORE TOURISM BOARD”;

(iii)	the ESS Contribution together with the prevailing GST thereon, by way of such banker’s cheque or cashier’s order to be made in favour of “URBAN REDEVELOPMENT AUTHORITY”;

(iv)	the sum of Singapore Dollars Forty four thousand eight hundred and seventy nine (S$44,879.00) together with the prevailing GST thereon, being the reimbursement to the Lessor of the cadastral survey fees in respect of the Land (other than the stratum of the subterranean, air right and foreshore parcels), by way of such banker’s cheque or cashier’s order to be made in favour of “SINGAPORE TOURISM BOARD”,

(v)	the written confirmation of the Lessee’s solicitors confirming receipt from the Lessee of the sum of Singapore Dollars Thirty five million nine hundred and ninety four thousand six hundred and two (S$35,994,602.00) by way of cashier’s order being the Stamp Duty on this Agreement payable by the Lessee pursuant to Clause 32.1 and undertaking to stamp this Agreement within ten (10) days from its execution and to forward to the Lessor or the Lessor’s solicitors copies of the original and the duplicate Certificates of Stamp Duty;and

(vi)	the sum of Singapore Dollars One million and four hundred thousand (S$1,400,000.00), together with the prevailing GST thereon, being the legal and other professional and technical costs payable by the Lessee pursuant to Clause 32.1, by way of such banker’s cheque or cashier’s order to be made in favour of “SINGAPORE TOURISM BOARD”.
4.2 The Lessee shall, on or before the signing of this Agreement, execute the LTA Agreement with LTA.
5. SECURITY DEPOSIT
5.1 The Security Deposit shall be security for the due performance and observance by the Lessee of the terms and conditions herein contained in relation to the development of the IR subject to the provisions hereinafter appearing and shall not be deemed or treated as payment of the Land Premium or other charges under this Agreement.
5.2 If the Security Deposit is provided by way of the Banker’s Guarantee or Insurance Performance Bond, then the Banker’s Guarantee or Insurance Performance Bond shall be valid for a period of either :
(a)	at least eight (8) years and six (6) months from the Effective Date; or

(b)	up to at least six (6) months from such earlier date (“earlier date”) as proposed in writing by the Lessee and accepted in writing by the Lessor for Completion.
          For purposes of paragraph (b) above, in the event that the Lessee shall be unable to Complete the IR by such earlier date, then the Lessee shall at least six (6) months before the expiry of the earlier date, apply to the Lessor in writing for an extension of time for Completion. Immediately upon the Lessor’s acceptance of the Lessee’s request for the extension of time, the Lessee shall renew the Banker’s Guarantee or Insurance Performance Bond for such extended period and six (6) months. If the Lessee shall fail to renew the Banker’s Guarantee or Insurance Performance Bond on the expiry of the earlier date, then the Lessor shall be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and hold such monies until the Completion of the IR.
          All expenses incurred by the Lessee in obtaining, maintaining and extending the Security Deposit shall be borne by the Lessee.
5.3 Upon receipt of the External Auditors’ Confirmation that all the conditions prescribed in Clause 5.4 have been met, the Lessor shall within thirty (30) days from the date of receipt of the External Auditors’

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Confirmation, release to the Lessee the Security Deposit, free of interest, subject to any deduction as may have been made therefrom, or return the Banker’s Guarantee or Insurance Performance Bond, if so provided, provided there shall not, at the due date of the refund or return of the Security Deposit, be any existing breach by the Lessee of any term or condition contained in this Agreement in relation to the development of the IR.
5.4 If the Lessee shall fail to:
(i)	Commence Construction within three (3) years from the Effective Date; or

(ii)	pay or incur one hundred per cent (100%) of the Development Investment within three (3) years from the first issuance of the Casino Licence or within eight (8) years from the Effective Date, whichever is the earlier; or

(iii)	Complete construction of one hundred percent (100%) of the Proposed GFA including the Event Plaza and Waterfront Promenade, within eight (8) years from the Effective Date, the Lessor shall thereupon be entitled to forfeit the Security Deposit, if paid in cash or to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and thereafter the Lessor shall be free of any obligations to return the same, and in addition, the Lessor shall be entitled to deem such failure to Commence Construction and/or to Complete the IR within the periods stipulated in Clause 5.4(i) or Clause 5.4(iii) as a non-performance or non-observance of a material term of this Agreement.
6. EXTERNAL AUDITORS
6.1 The Lessor shall, at the cost of the Lessee, appoint such External Auditors to undertake the auditing and certification of the Completion of the Proposed GFA, and the expenditure by the Lessee towards the Development Investment for the duration of the development of the IR, such auditing to be conducted on a progressive basis.
6.2 The External Auditors shall be entitled to engage all such professionals or consultants as they deem necessary to enable them to undertake the auditing and certification as stated in Clause 6.1. All costs and expenses incurred by the External Auditors in undertaking the auditing and certification, including the costs and expenses of engaging all such other professionals or consultants as may be deemed necessary by the External Auditors, shall be borne by the Lessee and paid on demand being made by the Lessor or the External Auditors. A letter from the Lessor certifying the costs and expenses incurred shall be final and conclusive.
7. DEVELOPMENT INVESTMENT
7.1 Subject to Clause 10.1, the Development Investment shall be of a total sum of not less than Dollars Three billion eight hundred and fifty two million ninety thousand and six hundred (S$3,852,090,600), which amount shall be expended towards the Completion of the IR, in respect of, inter alia, the following:
(i)	the Casino, Dollars One hundred and forty nine million three hundred and sixty one thousand ($149, 361,000.00);

(ii)	the hotel with three (3) tower blocks, Dollars Eight hundred and twenty-one million one hundred and thirteen thousand ($821,113,000.00);

(iii)	the food and beverage outlets, Dollars Thirty nine million three hundred and one thousand ($39,301,000.00);

(iv)	the retail areas, Dollars Three hundred and two million four hundred and forty eight thousand ($302,448,000.00);

(v)	the areas and facilities dedicated to MICE, Dollars Two hundred and eighty nine million six hundred and sixty seven thousand ($289,667,000.00);

(vi)	the areas dedicated to public attractions including the Key Attractions, Dollars One hundred and eight million two hundred and ninety five thousand ($108,295,000.00); and

(vii)	the areas dedicated to other entertainment facilities, Dollars Fifty four million six hundred and thirty nine thousand ($54,639,000.00).

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PROVIDED ALWAYS that any change to any of the amounts as set out in Clause 7.1(i) to (vii):
(a)	shall require the prior written approval of the Lessor; and

(b)	shall be as a result of amendment, modification or variation to the Accepted Proposal as approved in writing by the Lessor.
7.2 The Lessee shall pay or incur one hundred per cent (100%) of the Development Investment within three (3) years from the first issuance of the Casino Licence or within eight (8) years from the Effective Date, whichever is the earlier.
8. PLANNING PARAMETERS
          The provisions of the Planning Parameters shall be incorporated herein and shall form an integral part of this Agreement save that if there is any conflict between the provisions of this Agreement and the Planning Parameters in relation to the planning, design, infrastructure and technical requirements of the construction and development of the IR, the provisions of the Planning Parameters shall prevail.
9. PLANNING APPLICATION
          The Lessee shall, at its own cost and expense submit to the Competent Authorities the layout plans and/or full and complete plans, elevations and specifications for the buildings proposed to be erected on the Land under the Planning Act (Cap. 232) and all other laws and regulations applicable thereto for the time being for the necessary approval to develop the IR in accordance with the Accepted Proposal. The Lessee shall upon the issue of the Grant of Written Permission, the Notice of Approval and the Permit to Carry Out Building Works by the Competent Authorities, furnish to the Lessor copies of all such approvals and the final approved plans.
10. ACCEPTED PROPOSAL
10.1 The Lessee shall be bound by the Accepted Proposal in all respects and shall not amend, modify, or vary the Accepted Proposal in any respect without the prior written approval of the Lessor and where applicable, the approvals of the Competent Authorities.
10.2 Subject to Clause 10.3, the Lessor shall approve the Lessee’s proposed amendment, modification or variation of the Accepted Proposal if all the following conditions are met:
(i)	the proposed amendment, modification or variation of the Accepted Proposal will result in the development on the Land continuing to be, in the sole determination of the Lessor (which shall be final and conclusive), an Integrated Resort as defined in this Agreement;

(ii)	the proposed amendment, modification or variation of the Accepted Proposal will not reduce the tourism appeal of the Integrated Resort, in the sole determination of the Lessor (which shall be final and conclusive); and

(iii)	the proposed amendment, modification or variation of the Accepted Proposal will not result in an increase in the GFA of the Integrated Resort over and above the Permissible GFA.
10.3 The Lessor shall have the absolute discretion to disapprove the Lessee’s proposed amendment, modification or variation of the Accepted Proposal if all or any of the following conditions are met:
(i)	the proposed amendment, modification or variation of the Accepted Proposal will result in the development on the Land being no longer, in the sole determination of the Lessor (which shall be final and conclusive), an Integrated Resort as defined in this Agreement;

(ii)	the proposed amendment, modification or variation of the Accepted Proposal will reduce the tourism appeal of the Integrated Resort, in the sole determination of the Lessor (which shall be final and conclusive); or

(iii)	the proposed amendment, modification or variation of the Accepted Proposal will result in an increase in the GFA of the Integrated Resort over and above the Permissible GFA.

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10.4 The Lessor’s approval, if granted under Clause 10.2, may be subject to such terms and conditions, which may include the payment by the Lessee of such charges and fees, as may be determined by the Lessor.
10.5 After the approval of the Lessor has been granted, the Lessee shall also obtain the approvals of all Competent Authorities which are required to be obtained for the proposed amendment, modification or variation of the Accepted Proposal. If and when the approval of any Competent Authority is granted, the Lessee shall comply with such terms and conditions as may be imposed by the Competent Authority and shall also submit a copy of such approval to the Lessor for its information.
10.6 In addition to the above, the Lessee shall not, at any time during the Lease Term without the prior written approval of the Lessor and where applicable, the Competent Authorities:
(i)	make any change or revision to the Key Attractions whether in the type of use(s) or the operator(s) or in any manner which in the reasonable opinion of the Lessor will constitute a deviation from the Accepted Proposal; or

(ii)	make any change or revision to the Accepted Proposal for the part of the IR at the Bayfront Promontory if such change or revision may result in a change of the type of use(s) or the operator(s) of such part of the IR or of any attraction thereon or the facilities therein.
The Lessor’s approval may be granted upon such terms and conditions as the Lessor may in its absolute discretion think fit and subject to the payment of such charges and fees as the Lessor may impose.
11. PERMITTED USE
11.1 The Lessee shall not use the Land for any purpose except for the development of the IR in accordance with the Accepted Proposal subject to and in compliance with in all material respects:
(i)	the Permissible GFA;

(ii)	the Planning Parameters;

(iii)	the Planning Permission;

(iv)	all the terms and conditions of this Agreement and the Lease; and

(v)	any Law imposed on the Lessor or the Lessee in respect of the Land and/or the regulation of the activities in the IR.
11.2 The Lessee shall, pursuant to the Accepted Proposal, develop and establish on the Land the IR, including the Key Attractions which shall form and be considered an integral part of the IR.
11.3 The Land is designated as a Designated Site. In addition to the Key Attractions to be operated on the Land, the Lessee shall be entitled to operate the Casino on the Designated Site subject always to the Legislation and to the provisions of Clause 15 herein.
11.4 Except as provided in Clause 11.1, Clause 11.2 and Clause 11.3, the Lessee shall not use the Land for any other purposes nor carry out or permit to be carried out on or use the Land or any part thereof for:
(i)	any pawn broking or money lending business (except for such gaming credit as may be permitted pursuant to Section 4.10.6 of the RFP); or

(ii)	any illegal act or purpose.
12. CONSTRUCTION
12.1 The Lessee shall Commence Construction on the Land within three (3) years from the Effective Date and Complete the IR within eight (8) years from the Effective Date in accordance with, in all respects, the following:
(i)	the Accepted Proposal;

(ii)	the Planning Parameters;

(iii)	the LTA Agreement; and

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(iv)	all Laws imposed on the Lessor or the Lessee in respect of the Land.
12.2 The Lessee shall Complete the IR with one hundred per cent (100%) of the Proposed GFA being built, and procure:
(i)	in relation to a single phase development, the issue of the TOP by the Competent Authority for the whole of the IR, within eight (8) years from the Effective Date or such extended period as may reasonably be allowed in writing by the Lessor; and

(ii)	in the case of a development in phases, the issue of the TOP by the Competent Authority for the First Phase of such development, within eight (8) years from the Effective Date or such extended period as may reasonably be allowed in writing by the Lessor.
12.3 Where, pursuant to the Planning Parameters, any part of the IR or any item of works is required to be Completed earlier than the period of eight (8) years from the Effective Date provided in Clause 12.2, the provisions of the Planning Parameters shall, in accordance with Clause 8, prevail and the Lessee shall Complete such part of the IR or such item of works within such earlier period or date as specified in the Planning Parameters.
12.4 The Lessee shall do all acts necessary to obtain the CSC for the IR and shall produce copies of the CSC to the Lessor when issued.
12.5 The Lessee shall ensure that all materials, fittings, equipment and workmanship utilised in carrying out the construction of the IR:
(i)	are of a quality commensurate with an international class integrated resort complex;

(ii)	comply with standards specified in the Accepted Proposal; and

(iii)	comply with the provisions of Building Control Act and all other laws and regulations applicable to the construction of the IR relevant to the materials, fittings, equipment or workmanship.
12.6 The Lessor and its officers or agents or any person authorized by the Lessor with or without workmen and others shall at all reasonable times be permitted to enter upon the Land to view the state and progress of the construction works and for any other reasonable purposes.
12.7 The Lessee shall at all times, apply for, obtain and keep valid and subsisting all and any other licences, permission, permits, approvals or consents that may be required by Law in respect of the use of the Land and/or for the operation of the IR.
13. INFRASTRUCTURE WORKS AND LTA AGREEMENT
13.1 The Lessee shall construct, complete and maintain (except where expressly provided for otherwise) all such infrastructure works as provided in the Planning Parameters and in accordance with all the requirements set out therein, such as access roads to the Land, all walkways (whether boundary, covered, underground pedestrian, high-level pedestrian links or otherwise), promenades, buildings and installations on the Land as may be required in relation to the RTS and the connection of the RTS to the Land and all such car parks as may be necessary to accommodate the operation of the IR and in particular, the Lessee shall undertake and comply with the following:
(i)	CST Structure

The Lessee shall, at its own cost and expense, design and build within the Land the CST Structure and integrate the IR development and the CST and shall:
(a)	permit the Government and URA and any person authorised by the Government or the URA with or without workmen and others to have access to and use of the CST Structure at all times without any charge, payment, hindrance, obstruction or restriction whatsoever to inspect, install, operate, maintain, repair or improve any plant, equipment, machinery, cables, pipes, lines and other facilities housed or to be housed within the CST Structure, and/or to carry out any temporary or permanent works as may be necessary to render the CST Structure safe, secure, functional and operational;

(b)	undertake not to enter or allow any person to enter the CST Structure except with the prior written approval of the Government or the URA;

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(c)	at its own cost and expense maintain and keep in good repair, including waterproofing, the structural shell of the CST Structure;

(d)	ensure at all times that the CST Structure is not damaged in any way and its use and operation is unaffected by any works or activity being or to be carried out within the Land; and

(e)	not demolish or carry out any works, alteration or addition to or within any part of the CST Structure except with the prior written approval of the Government or the URA.
(ii)	DCS Spaces

The Lessee shall, at its own costs and expense, build and provide the DCS Spaces for the installation and operation of the DCS or part thereof and shall:
(a)	permit the DC Licensee with or without workmen and others to have access to and the use of the DCS Space at all times, without any charge, payment, hindrance, obstruction or restriction whatsoever for the purpose of installation, operation, maintenance, repair or improvement of the DCS and activities related thereto;

(b)	undertake not to enter or allow any person to enter the DCS Spaces except with the prior written approval of the DC Licensee;

(c)	at its own cost and expense, maintain and keep in good repair, including waterproofing, the structure of the DCS Spaces;

(d)	ensure at all times that the DCS Spaces are not damaged in any way and the use and operation of any plant, machinery or equipment therein is unaffected by any works or activity being or to be carried out within the Land; and

(e)	not demolish or carry out any works, alteration or addition to or within any part of the DCS Space except with the prior written approval of the Lessor and the DC Licensee.
(iii)	Land reclamation

Where the Lessee with the written approval of the Lessor and/or the Competent Authorities carries out any reclamation of land in the construction and development of the IR, the Lessee shall at its own cost and expense throughout the Lease Term:
(a)	maintain the seawall / revetment and any foreshore structures as part of the IR; and

(b)	ensure and maintain the structural integrity of the new seawall / revetment and foreshore structures.
13.2 Where such infrastructure works as provided above in Clause 13.1 are required to be carried out on State land, the Lessee shall obtain all necessary consents or temporary occupation licences of the Competent Authorities to enter into and/or use the State land and shall complete all such works in accordance with the Planning Permission.
13.3 The Lessee shall keep all open spaces or areas on the Land designated or required by the Competent Authorities for public use or access in clean hygienic condition and open to the public at all times twenty-four (24) hours a day and shall provide members of the public reasonable means of access to and from such open spaces, public access roads, public facilities and amenities in the vicinity of the Land.
13.4 Pursuant to the LTA Agreement, the Lessee shall, throughout the Lease Term, perform, observe and comply with the LTA Land Conditions and acknowledge and covenant with the Lessor that the burden of the LTA Land Conditions shall run with the Land. For the avoidance of doubt, the Lessee shall grant the easements and rights as set out in the LTA Land Conditions over the Land in favour of the Lessor and/or LTA or its successors, assigns and all the owners and occupiers for the time being of the State Lot and persons authorised by them as appurtenant to the State Lot for the Lease Term.
14. SUBDIVISION OF LAND AND STRATA SUBDIVISION OF BUILDING
14.1 The Lessee shall not subdivide the Land, except in respect of any part of the Land required under the Planning Parameters to remain vested or to be vested in the Lessor and/or any Competent Authorities.

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14.2 Subject always to Clause 14.3, the Lessee shall not strata subdivide the buildings on the Land, except with the prior written approval of the Lessor, which if given, may be subject to such terms and conditions including the payment of charges and fees as may be determined by the Lessor and (but not limited to) the condition that the CST Structure and DCS Spaces as well as any access leading to or from the CST Structure and DCS Spaces shall form part of the common property of the IR. For avoidance of doubt, any applications for proposed strata subdivision shall not be permitted unless such proposed strata subdivision is on an en-bloc basis in respect of either (a) all retail outlets or (b) all hotel components.
14.3 Notwithstanding any provisions herein, no strata subdivision shall be allowed during the Exclusivity Period.
15. DESIGNATED SITE, CASINO CONCESSION AND CASINO LICENCE
15.1 The Casino shall be located only on the Designated Site pursuant to the Legislation, for a period of thirty (30) years from the Effective Date and such further period if granted pursuant to Clause 15.7.
15.2 The Lessee shall be entitled to submit an application to the Regulator for the Casino Licence after the Effective Date and at least three (3) months before the proposed opening of the Casino. The Casino Licence shall be issued provided that:
(i)	at least fifty percent (50%) of the Development Investment is paid or incurred and evidenced by the External Auditors’ Confirmation; and

(ii)	such parts of the IR equivalent to not less than fifty percent (50%) of the Proposed GFA, is Completed.
15.3 The Regulator in considering the Lessee’s application for the Casino Licence, may require the compliance of all such conditions including but not limited to the following:
(i)	all suitability checks are in order;

(ii)	location plans, floor plans and layout of the Casino are acceptable to the Regulator; and

(iii)	the Lessee’s internal controls, systems and processes are robust and detailed measures to comply with law and any other conditions as set out by the Regulator are effective to meet the social and security requirements of the Regulator.
15.4 The Lessee shall comply with all the provisions of the Legislation relating to the conduct and operations of the Casino.
15.5 The Lessee shall be entitled to engage for the operation of the Casino, any of its subsidiary companies or a Management Agent appointed by the Lessee, subject always to the provisions of the Legislation and to such Management Agreement being subjected to the prior written approval of the Regulator. Except as herein provided in this clause, the Lessee shall not be allowed to assign or in any manner whatsoever part with its rights to operate the Casino.
15.6 Notwithstanding that the Lessee may in accordance with Clause 15.5 engage other parties whether its subsidiary company or a Management Agent to operate the Casino, the Lessee shall remain liable to the Lessor in respect of all matters in relation to the IR.
15.7 The Lessee shall, not less than five (5) years prior to the expiry of the Concession Period, give notice in writing to the Lessor on whether it wishes to seek a renewal of the Casino Concession. The Casino Concession may be renewed for such duration as may be allowed and on such terms as the Lessor deems appropriate, including but not limited to the requirements of the Lessor for additional investments in the IR and/or monetary payments. Upon renewal, the Lessee shall apply to the Regulator for a Casino Licence to commence gaming operations.
15.8 If on the ground of public interest the Casino Concession or the Casino Licence shall be terminated by the Government, the Lessee shall be entitled to a fair compensation from the Government. If there shall be any disagreement between the Lessee and the Government on the amount of compensation, then such dispute shall be referred to arbitration in accordance with the Law.

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16. LISTING
The Lessee may seek a public listing before the first issuance of the Casino Licence provided:

(i)	the Lessee shall have stated in the Proposal its intention to seek a public listing before the first issuance of the Casino Licence; and

(ii)	the Lessee shall have set out in the Proposal the consequential minimum shareholding of each of the shareholders of the Lessee named in the Proposal, upon the public listing of the Lessee, up to the first issuance of the Casino Licence.
17. ACCOUNTS AND REVIEW OF KEY ATTRACTIONS
17.1. To ensure that the IR remains a premium “must-visit” destination for leisure and business visitors to Singapore, the Lessee agrees that it shall, at all times throughout the Lease Term, ensure that the Key Attractions shall be and remain attractive and appealing at all times during the Lease Term to the prevailing consumer taste.
17.2 The Lessee shall, throughout the Lease Term, keep the Lessor informed of the Gross Revenue of the Key Attractions and provide to the Lessor in relation to Key Attractions for its review:
(i)	annually, as soon as possible, and in any event within ninety days (90) days after the end of each respective financial year, or such extended period of time as may be approved by the Lessor in writing, audited accounts for that financial year including a balance sheet and profit and loss accounts;

(ii)	as soon as available, and in any event within ninety (90) days after the end of the first six (6) months of each financial year, unaudited profit and loss accounts as at the end of and for the relevant six (6) month period;

(iii)	such information as set out in a format to be provided at a later date which shall include the categorisation of revenue received under gaming and non-gaming revenue in terms of the number of visitors and the amount of visitor expenditure to the IR; and

(iv)	promptly, such additional material, financial or other information relating to its business, assets, operations and condition (including, without limitation, financial condition) as the Lessor may from time to time reasonably request.
17.3 If from any such review of the accounts or materials as aforesaid the Lessor is of the opinion that any of the Key Attractions is, in relation to the market demands or conditions then prevailing or current, required to be improved/updated/modernised/refurbished to keep up with the market demands or conditions then prevailing or current, the Lessor shall notify the Lessee of such its opinion and the Lessee shall thereupon propose for the Lessor’s consideration such remedial measures as may be required to improve such Key Attraction. The Lessee shall undertake, at its own cost and expense and within such period of time as the Lessor may approve, such remedial proposal as may be approved by the Lessor, whether with or without amendments, so as to bring the said Key Attraction to a state acceptable to the Lessor in terms of the number of visitors expected in relation to the tourism objectives of the Lessor.
17.4 If the Lessee shall fail to carry out or shall fail to complete such remedial measures as aforesaid to the satisfaction of the Lessor, then the Lessor shall give to the Lessee notice requiring compliance by the Lessee within thirty (30) days after receipt of such notice or such extended period as may be reasonably allowed by the Lessor. Any failure by the Lessee to comply with the notice of the Lessor under this clause shall entitle the Lessor to deem it a non-performance or non-observance of a material term of this Agreement.
18. STATE AND CONDITION
18.1 The Lessee shall be deemed to have notice of:
(i)	the actual state and condition of the Land including the platform level of the Land and matters as regards access, ingress and egress, drainage and utility services affecting the Land; and

(ii)	any easements, rights of way and all other encumbrances , if any, affecting the Land, and shall not raise any objection or requisition whatsoever in respect thereof.

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18.2 No error, omission or mis-statement in the description of the Land shall invalidate this Agreement or the Lease executed by the Lessee nor shall the same entitle the Lessee to any compensation whatsoever or to any reduction of the Land Premium or any payment of monies by the Lessee hereunder.
18.3 The Lessee shall at its own cost and expense remove any existing encroachment onto the neighbouring lands and such removal shall be carried out during the construction works or as and when required by the owners of the neighbouring lands affected by the said encroachment.
18.4 No royalty shall be reserved to the Head Lessor under Section 7(1)(a) of the State Lands Act (Cap 314) for granite, sand, clay, laterite, red earth, iron stone, gravel or puddle (hereinafter called “the Excluded Mines and Minerals”) found in or upon the Land if the following conditions are all met :
(i)	the Excluded Mines and Minerals are removed, extracted or excavated by the Lessee for the purpose of any development or redevelopment of the Land; and

(ii)	the said removal, extraction or excavation is directly incidental to and reasonably necessary for the development of the IR on the Land.
19. SURRENDER OF LAND
19.1 The Lessee shall surrender to the Government or the relevant Competent Authorities free of charge or any compensation:
(i)	such part or parts of the Land as specified and in accordance with the terms set out in the Planning Parameters; and

(ii)	any part or parts of the Land as may be required by them from time to time whether for roads, drainage, or any public purpose as may be declared or notified to the Lessee in a Notice by the Lessor or the relevant Competent Authorities and the Lessee shall accept as conclusive evidence that such part or parts of the Land is or are required for the purpose declared or notified.
19.2 Upon completion by the Lessee to the satisfaction of the LTA or the relevant Competent Authority of any road (including pavements) within the Land in accordance with the approval of LTA or the relevant Competent Authority, the Lessee shall surrender and vest to LTA free from encumbrances and without the payment of any compensation, fee or charge, such land or stratum of space within which such part of such road is constructed, as required by LTA or the relevant Competent Authority may direct.
20. SURVEY
20.1 The Lessee shall at its own cost and expense engage a land surveyor registered with the Land Surveyor Board under the Land Surveyors Act (Cap. 156) (hereinafter called “the registered land surveyor”) to carry out the cadastral survey of the subterranean, air right and foreshore parcels comprised together with the Land in accordance with the Land Surveyors (Conduct of Cadastral Surveys) Rules and for the purpose of the cadastral survey, the Lessee shall ensure that the registered land surveyor:
(i)	carries out and completes the cadastral survey within six (6) months from Completion or on such other earlier or later date as the Chief Surveyor may specify; and

(ii)	on completion of the cadastral survey, deposits the certified survey plan for such subterranean, air right and foreshore parcels together with all relevant field books, calculation sheets and survey data with the Land Survey Department of the Singapore Land Authority for the approval of the Chief Surveyor.
20.2 The absence of any cadastral survey of such subterranean, air right and foreshore parcels shall not be a ground for delay in payment of any monies due to the Lessor by the Lessee or a refund of any monies to the Lessee.
20.3 The Land is believed and shall be taken to be correctly described herein and is to be leased subject to all easements and rights (if any) subsisting thereon and moreover without any obligations on the part of the Lessor to define the same respectively.

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21. MANAGEMENT AND MAINTENANCE
21.1 The Lessee shall for the management and maintenance of the IR engage persons qualified or having experience or trained in the operating and management of resorts of international standards.
21.2 The Lessee shall at all times:
(i)	manage and operate the IR as an integrated resort with its principal conceptual theme being in accordance with the Accepted Proposal or such variations, modifications or amendments as approved in accordance with this Agreement;

(ii)	maintain and keep in a good and tenantable state of repair and condition all structures, fixtures, statues and exhibits, and where such works shall require the approval and consents of the Competent Authorities, the Lessee shall be obliged to obtain the same; and

(iii)	make or cause to be made such capital improvements to the Land and/or the IR and the Key Attractions from time to time as the Lessee may deem necessary but subject always to the prior written approval of the Lessor, and where required by Law, the prior written approval of the Competent Authorities.
21.3 Notwithstanding anything herein contained, the Lessor shall be entitled from time to time and at all reasonable times during the Lease Term to enter upon the Land to inspect its state and condition and to view the operations of the IR. If in the opinion of the Lessor there is a breach or shortcoming of standards in the operation of the IR, the Lessor may after such inspection, serve upon the Lessee a written notice of any such breach or shortcoming and require the Lessee forthwith to remedy such breach or shortcoming and if the Lessee shall not within thirty (30) days after receipt of such notice or such extended period as may be reasonably allowed by the Lessor proceed diligently to remedy the breach or shortcoming, then the Lessor shall be entitled to enter upon the Land and take such steps as may be necessary to remedy the breach or shortcoming, the cost thereof shall be a debt due from the Lessee to the Lessor and shall be paid forthwith on demand by the Lessee to the Lessor and shall forthwith be recoverable by action.
22. ASSIGNMENT OF LEASE AND SUB-LETTING
22.1 Except as provided in Clause 22.2 and Clause 23, the Lessee shall not during the Exclusivity Period assign, demise, sell, transfer or otherwise dispose of or part with all its estate interest and rights in this Agreement and the Land or any part thereof.
22.2 The Lessee shall be entitled during the Lease Term to sublet, underlet or part with the possession of and in the Land or the IR or any part thereof (provided that such sublease shall not be regarded as a disposal of land or premises under Section 4 of the Planning Act, Cap. 232) for any purposes in the course of its business, provided that:
(i)	such subletting, underletting or parting with possession of the Land or the IR shall not be for any part of the Land in its vacant or undeveloped state; and

(ii)	the Lessee shall always be the main party operating the IR.
For the avoidance of doubt, this provision shall not in any way allow the Lessee to subdivide the Land.
22.3 After the expiry of the Exclusivity Period, the Lessee may, with the prior written approval of the Lessor, assign, demise, sell, transfer or otherwise dispose of or part with all its estate interest and rights in this Agreement and the Land or any part thereof on terms and conditions to be determined by the Lessor which shall include a condition that the assignee, purchaser, transferee or person accepting the disposition shall be bound by and undertake to comply with and observe all the terms and conditions of this Agreement.
23. RIGHT TO MORTGAGE
23.1 The Lessee shall be entitled with the prior written approval of the Lessor (such approval not to be unreasonably withheld) to assign its estate interest and rights in this Agreement and the Land or mortgage, charge or by any other means encumber the Land in favour of an Approved Mortgagee, as security for any loan facilities or any other financing granted in relation to the payment of the Land Premium and other sums as stated in Clause 4.1, the provision of the Security Deposit and/or the construction and operation of the IR.

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23.2 Where the Lessor’s prior approval is granted in respect of any mortgage or charge of the Land, such approval shall be deemed to include a term that in the event of the Approved Mortgagee, in its capacity as mortgagee or chargee, exercising its power of sale of the Land, the Land shall be sold only to a purchaser, whether a company or a person, approved by the Lessor.
24. INSURANCE
24.1 The Lessee shall throughout the Lease Term insure and keep insured in the joint names of the Lessee and the Lessor for their respective rights and interest all buildings, structures and fixtures erected or to be erected on the Land from loss or damage by fire, flood and other risks and special perils recommended by the Lessee’s insurers as being normally insured under a comprehensive policy appropriate to buildings of the kind for the time being standing on the Land to the full insurable value thereof with a respectable insurance office and to make all payments necessary for the above purpose within such time frame as prescribed by the relevant insurance policy documents after the same shall respectively become due and to produce to the Lessor on request the policy of such insurance and the receipt of each such payment and the Lessor may require the Lessee to apply such monies received by virtue of any such insurance to be laid out and expended in rebuilding and reinstating all such buildings, all such existing and new structures and fixtures in accordance with the Accepted Proposal with such variations or modifications as may be agreed upon by the parties hereto and to make up for any deficiency out of the Lessee’s own monies. PROVIDED ALWAYS that if the Lessee shall at any time fail to keep the Land insured as aforesaid, the Lessor may do all things necessary to effect and maintain such insurance and any monies expended by the Lessor for that purpose shall be repayable by the Lessee on demand and be recoverable forthwith by action.
24.2 The Lessee shall also effect and keep effected, and shall procure that each permitted sub-contractor effects and maintains, at all times during the Lease Term, in the joint names of the Lessee and the Lessor such insurances as the Lessor considers necessary in respect of the Lessee and each permitted sub-contractor’s obligations and liabilities hereunder, for purposes of protecting the Lessor and the Lessee (for their respective rights and interests) against any liability whatsoever occasioned by accident on or about the Land or any appurtenances thereto, including without limitation, policies of:
(i)	public liability insurance; and

(ii)	workmen’s compensation insurance,
with an insurance company, for such amounts and on such terms acceptable to the Lessor. The Lessee shall ensure that the relevant insurance policies provide that it/they shall be non-cancellable and not subject to reduction in coverage or policy amount except with the Lessor’s prior written approval (which approval shall not be unreasonably withheld or delayed). The Lessee shall provide written evidence of such insurance coverage to the Lessor and the receipt evidencing payment of the premium in respect thereof, at least annually during the Lease Term and at other times on the Lessor’s request. In the event that the recovery from public liability or workmen compensation insurance or such other insurance as is required by the Lessor, is insufficient to satisfy the claims for loss, damages, costs and expense, the Lessee shall indemnify and keep the Lessor fully indemnified of such claims.
24.3 Notwithstanding Clause 24.1 and Clause 24.2 herein, where the Lessee mortgages, charges or by any other means encumbers the Land and/or all buildings, structures and fixtures erected or to be erected on the Land in favour of an Approved Mortgagee, as security for any loan facilities or financing granted in relation to any aspect of the development of the IR, the Lessor agrees that any insurance effected pursuant to Clause 24.1 and/or Clause 24.2 may be effected in the joint names of the Lessor, the Lessee and the Approved Mortgagee. In respect of the moneys received on any such insurance (whether effected by the Approved Mortgagee and/or the Lessee) of the Land and/or all buildings, structures and fixtures erected or to be erected on the Land, the Lessor shall have the absolute discretion to determine the application of the moneys received on any such insurance (whether effected by the Approved Mortgagee and/or the Lessee), towards:
(i)	making good the loss or damage in respect of the Land and/or all buildings, structures and fixtures erected or to be erected on the Land, in each case in accordance with the Accepted Proposal with such variations or modifications as may be agreed upon by the parties hereto; and/or

(ii)	the discharge of the loan facilities or financing granted by the Approved Mortgagee in relation to the payment of the Land Premium and other sums as stated in Clause 4.1, the provision of the Security Deposit and/or the construction and operation of the IR.
25. PROVISIONS OF RFP AND NON-MERGER
25.1 The provisions of the RFP shall be incorporated herein and shall have full force and effect. PROVIDED ALWAYS that:

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(i)	if there is any conflict between the provisions of the RFP and the provisions of this Agreement, the provisions of this Agreement shall prevail; and

(ii)	if this Agreement is silent on any matter or issue which is provided for in the provisions of the RFP, then such provisions of the RFP shall apply.
25.2 Notwithstanding the Completion of the IR, the provisions of the RFP shall remain in full force and effect whether as between the Lessor and the Lessee, or the relevant Competent Authorities and the Lessee, insofar as the same are not fulfilled or performed.
26. PROPERTY TAX, OUTGOINGS AND UTILITIES
The Lessee shall, as from the Effective Date:

(i)	discharge and pay all rates, property taxes and assessments and outgoings whatsoever charged or imposed upon the Land; and

(ii)	pay all charges (including any taxes thereon) in respect of the supply of electricity, water and gas, telecommunication services, storm water drains, refuse disposal services and all other services supplied to the Land, to the relevant body or authority supplying such services, including connections to and within the Land and the installation of incoming power panel, and any other incoming service meters required by the relevant authorities.
27. DETERMINATION OF LEASE
27.1 Each of the following is an Event of Default:
(i)	the Lessee fails to perform and observe any material term or condition on its part contained herein and such non-performance and non-observance shall continue for more than thirty (30) days or such extended period as may be reasonably allowed by the Lessor, after the receipt by the Lessee of the Lessor’s written notice requiring compliance by the Lessee;

(ii)	the Lessee is in breach of the provisions of Clause 10.6, Clause 12.1 and Clause 12.2;

(iii)	any monies payable hereunder or any part thereof shall remain unpaid for a period of thirty (30) days after the Lessor has made written demand for payment of the same or such extended period as may be reasonably allowed by the Lessor;

(iv)	the Lessee enters into any composition or arrangement with or for the benefit of its creditors;

(v)	the Lessee is placed under voluntary administration or causes a meeting of its creditors to be summoned for the purpose of placing it under voluntary administration;

(vi)	an order is made for the winding up or dissolution without winding up or an effective resolution is passed for the winding up of the Lessee unless the winding up or dissolution is for the purposes of reconstruction or amalgamation and the scheme for reconstruction or amalgamation with or without modification has been first approved by the Lessor, which approval shall not be unreasonably withheld;

(vii)	a receiver or a judicial manager is appointed of the assets or undertaking or any part thereof of the Lessee or the holder of any encumbrance takes possession of such assets or undertaking or any part thereof; or

(viii)	any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events specified in this clause.
27.2 The Lessee shall immediately give notice to the Lessor if it becomes aware of an event which may lead to an Event of Default.
27.3 The Lessor shall not terminate this Agreement until it has first given a notice to the Lessee specifying the Event of Default and requiring the Lessee, within a reasonable period as specified in the notice, being not less than thirty (30) days, either :

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(i)	to remedy the default; or

(ii)	in the case of an Event of Default which is not capable of being remedied, to pay to the Lessor at the Lessor’s option an amount the Lessor finds acceptable in the exercise of reasonable judgement by way of compensation for the default, and the Lessee has failed within the time specified in the notice, or such further time as the Lessor may agree, to comply with the notice, in which case the Lessor may by notice in writing to the Lessee, terminate this Agreement in accordance with the following provisions:
(i)	the Lessor shall have full right power and authority to re-enter upon and resume possession of the Land or any part thereof and the IR and any other structure on the Land and thereupon this Agreement shall forthwith cease and determine;

(ii)	all monies which have previously been paid to the Lessor by the Lessee and/or any other payment hereunder shall be forfeited and shall belong to the Lessor;

(iii)	the IR or any completed part thereof and all materials thereat or on the Land shall belong to the Lessor absolutely; and

(iv)	the Lessor shall be entitled to deal with the Land and the IR on such terms and conditions as the Lessor shall think fit (including but not limited to the re-disposal of the Land and any interest therein in the IR, whether or not the construction has already commenced or completed as if this Agreement has never been entered into with the Lessee and whether by public auction, private treaty or by tender subject to such conditions and generally in such manner as the Lessor may in its discretion think fit) and without compensation or whatsoever to the Lessee.
27.4 If by reason of any breach or default hereunder the Lessor shall be entitled to terminate this Agreement, where the Lessee has with the approval of the Lessor mortgaged the Land and its rights and benefits under this Agreement, the Lessor agrees not to exercise such right of termination forthwith unless:
(i)	the Lessor has given notice in writing to the Approved Mortgagee, stating that it has become entitled to terminate this Agreement and stating the reason or reasons it has become so entitled;

(ii)	a period of thirty (30) days has elapsed following the giving of that notice and the Approved Mortgagee, has not within that period of thirty (30) days by notice in writing to the Lessor agreed and undertaken to rectify the defaults or matters by reason of which the Lessor has become so entitled;

(iii)	if the Approved Mortgagee, who has agreed and undertaken to rectify the defaults or matters by reason of which the Lessor has become entitled to terminate this Agreement, has failed within a further period of thirty (30) days after that period of thirty (30) days (or such longer period as may be allowed by the Lessor) to rectify the said defaults or other matters; and

(iv)	the Approved Mortgagee, has not (if the Lessor so directs by notice in writing to the mortgagee) appointed a receiver and manager or receivers and managers of the Land (but this sub-paragraph (iv) shall not apply if the Approved Mortgagee, has on a previous occasion appointed a receiver and manager or receivers and managers whose appointment has not been terminated).
          PROVIDED ALWAYS that the provisions of this clause shall not apply if the Lessor shall have become entitled to terminate this Agreement on more than one previous occasion in any period of three (3) years after the Lessee has assigned or mortgaged its rights or benefits under this Agreement.
27.5 Neither party shall be liable for any loss or damage suffered or incurred by the other party arising from the first party’s delay in performing or failure to perform its obligations hereunder to the extent that and for so long as such delay or failure results from any event of Force Majeure, provided the same arises without the fault or negligence of the affected party and the affected party notifies the other party within two (2) Business Days of becoming aware of the same of such event of Force Majeure and the manner and extent to which its obligations are likely to be prevented or delayed. Each party shall use its reasonable endeavours to minimise the effects of any event of Force Majeure.
28. YIELDING UP ON EXPIRY OF TERM
28.1 Subject to Clause 28.2, upon the expiry or earlier determination of the Lease Term, the Lessee shall yield up and surrender to the Lessor without the payment of any compensation or other sum, the Land together with all buildings, structures, appurtenances, alterations, additions, structural changes or improvements thereon, in good and tenantable state of repair and condition and in a clean and sanitary order and condition.

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28.2 Immediately prior to the expiry or earlier determination of the Lease Term, the Lessee shall if so required by the Lessor, at the Lessee’s own costs and expenses, remove all buildings, structures, appurtenances, alterations, additions, structural changes or improvements thereon and all other works built or carried out on, under or within the demised land, and in such case to restore the demised land to its state as at the commencement of the Lease Term, in default of which the Lessor may, without prejudice to the Lessor’s other rights, proceed to do the same and all cost and expenses incurred by the Lessor shall be recoverable from and repayable by the Lessee forthwith on demand.
28.3 In the event that the Lessee fails to remove any of its movable properties at the expiry or sooner determination of the Lease Term, the Lessor shall be entitled to remove, dispose or otherwise use it for the Lessor’s own purposes. The Lessee shall be liable to pay such costs for removal and disposal and shall not be entitled to any claim whatsoever in respect to the property disposed or used by the Lessor.
29. INDEMNITY
          The Lessee shall also indemnify and keep indemnified the Lessor from and against all actions, claims, demands, losses, damages, costs and expenses for which the Lessor shall be or become liable in respect of or arising out of or in connection with:
(i)	any damage to the Land; or

(ii)	any loss, damage or injury from any cause whatsoever to property or person caused or contributed to by the use of the Land by the Lessee or occurring on the Land or occasioned or contributed to by any act, omission, negligence, breach or default of the Lessee or any servant, agent, sub-tenant, invitee of the Lessee or any other person claiming through or under the Lessee.
30. EXECUTION OF LEASE
30.1 The Lease shall be executed by the Lessee and delivered to the Lessor or its solicitors within fourteen (14) days after receipt thereof by the Lessee or its solicitors, time being of the essence. Notwithstanding that the Lease may not have been executed and delivered as aforesaid, the parties hereto shall be bound as from the date of the commencement of the Lease Term by the provisions of the Lease and all the terms, covenants and conditions therein contained shall be deemed to have full force and effect as if they were originally contained and incorporated in this Agreement.
30.2 Notwithstanding the completion of the Lease, this Agreement shall remain in full force and effect with regard to anything or matter remaining to be done performed or observed hereunder and not provided for in the Lease.
31. REVERSION
          No length of time or of enjoyment of the Lessee of the Land or the buildings, structures and fixtures thereon shall enure to give a right to the Lessee to retain the Land or any part thereof or to deprive the Lessor in any way of any rights of the Lessor to exercise its powers under the law as reversionary owner of the Land and of the buildings, structures and fixtures thereon.
32. LEGAL COSTS AND DISBURSEMENTS
32.1 The Lessee shall on or before the Effective Date, pay all legal and other professional and technical fees and expenses on a full indemnity basis incurred or to be incurred by the Lessor in connection with the preparation, finalisation and completion of the RFP, this Agreement and the Lease (including the Stamp Duty on this Agreement and the Lease, and the registration fees on the Lease) and in respect of all matters incidental thereto or arising therefrom or in connection therewith.
32.2 The Lessee shall forthwith pay on demand:
(i)	all costs and fees including legal and other professional fees and costs on a full indemnity basis incurred by the Lessor in connection with the enforcement of the terms and conditions of this Agreement and/or the Lease and in respect of all matters incidental thereto or arising therefrom;

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(ii)	any amount imposed, or charged by any Government or any Competent Authorities, statutory or tax authority as GST on any sum or sums due to or payable to the Lessor under this Agreement and/or the Lease and a statement from the Lessor to the Lessee of the amount payable shall be conclusive of the amount of such GST due and as to the Lessee’s liability therefor; and

(iii)	all costs and expenses in obtaining all licences, permissions, approvals and consents that may be required by the Lessor and the Competent Authorities for the purpose of the construction, development and establishment of the IR and all matters incidental thereto.
33. NOTICES
33.1 All notices or other communication of any nature whatsoever under this Agreement shall be made by facsimile, letter or otherwise in writing and shall be sent to a party at the facsimile number or the address of that party set out below (or at such other address as may be notified in writing by that party to the other party from time to time):

The Lessor:
SINGAPORE TOURISM BOARD
1 Orchard Spring Lane
Singapore 247729

Attention:	Ms Margaret Teo
Director, Integrated Resorts Division
Fax:	(65) 6738 9956

The Lessee:
MARINA BAY SANDS PTE LTD
No. 9 Raffles Place
#12-01 Republic Plaza
Singapore 048619

Attention:	Mr George Tanasijevich
General Manager
Fax:	(65) 6533 4909
33.2 Any notice or communication shall be deemed to be received:
(i)	if sent by prepaid post, on the date of actual receipt;

(ii)	if delivered by hand, on the date of delivery; and

(iii)	if sent by facsimile and a correct and complete transmission report for that transmission is obtained by the sender, upon transmission if transmission takes place on a business day before 4:00 pm in the place to which the communication is transmitted and in any other case on the business day next following the day of transmission.
34. CONSENTS AND APPROVALS
          No consent or approval to any plans, elevations or specifications given by the Lessor (in pursuance of this Agreement) shall place upon the Lessor any responsibility in respect of any defect in the works carried out or otherwise howsoever.
35. VARIATION, AMENDMENT OR WAIVER
35.1 No variation or waiver of, or any consent to any departure by a party from, a provision of this Agreement is of any force or effect unless it is confirmed in writing signed by the parties and then that variation, waiver or consent is effective only to the extent for which it is made or given.
35.2 No failure, delay, forbearance, relaxation or indulgence on the part of the Lessor in exercising any of the conditions of this Agreement nor the granting of time by the Lessor shall in any way affect, diminish, restrict or prejudice the rights and powers of the Lessor herein or be deemed to be a waiver of any of the conditions herein or the Lessor’s rights hereunder or under general law in respect of the subsequent exercise by the Lessor in respect of the same.

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36. LIABILITY OF PARTIES
          If any party to this Agreement consists of more than one person, then the liability of those persons in all respects under this Agreement is a joint liability of all those persons and a separate liability of each of those persons.
37. SEVERANCE
          If any provision of this Agreement is invalid and not enforceable in accordance with its terms, other provisions which are self sustaining and capable of separate enforcement with regard to the invalid provision, are and continue to be valid and enforceable in accordance with their terms.
38. RIGHTS OF THIRD PARTIES
38.1 The Approved Mortgagee is an approved third party beneficiary and has the right to rely upon and enforce for its benefit the rights set out in Clause 23.2, Clause 24 and Clause 27.4.
38.2 Subject to Clause 38.1, the terms and provisions of this Agreement are intended for the benefit of the Lessor (including the Government and the Competent Authorities), the Lessee and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person. Subject to Clause 38.1, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce any of its terms.
39. COMPETITION ACT
          The Lessee accepts that the gaming industry will not be exempt from the provisions of the Competition Act 2004 (Act 46 of 2004).
40. GOVERNING LAW AND JURISDICTION
          This Agreement is governed by and is to be construed in accordance with the laws of Singapore and the parties submit to the exclusive jurisdiction of the courts of Singapore.
          IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first abovewritten.

SIGNED by LIM NEO CHIAN	)
for and on behalf of	)
SINGAPORE TOURISM BOARD	)	/s/ Lim Neo Chian
in the presence of:	)
)
/s/ Angela Teo Bee Luang
Title: Advocate & Solicitor Singapore

SIGNED by SHELDON ADELSON	)
for and on behalf of	)
MARINA BAY SANDS PTE LTD	)	/s/ Sheldon G. Adelson
in the presence of:	)

/s/ Harry Elias

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ANNEXURE “A”
LAND PARCEL PLAN
(Guide Plan No.B1.1C)

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ANNEXURE “B”
FORM OF BANKER’S GUARANTEE / INSURANCE PERFORMANCE BOND

To:	Singapore Tourism Board
Tourism Court
1 Orchard Spring Lane
Singapore 247729
(hereinafter called “STB”).
     WHEREAS
(i) By a Development Agreement (hereinafter called “the Agreement”) executed or to be executed between STB of the one part and [name of Company], a company incorporated in [country] and having its registered office at [registered address] (hereinafter called “the Company”) of the other part pursuant to the Request for Proposals to Develop an Integrated Resort at Marina Bay, Singapore (hereinafter called “the RFP”), the Company agreed to construct, develop and establish an Integrated Resort (hereinafter called “the IR”) at Marina Bay, Singapore in consideration of the term of lease to be granted by STB to the Company and subject to the terms and conditions of the Agreement.
(ii) Clause 5 of the Agreement provides that the Company shall pay a deposit of Singapore Dollars [••••] (S$••••) (hereinafter called “the Security Deposit”) equivalent to five per cent (5%) of the Development Investment as defined in the Agreement, which may be payable in such manner as specified in the Agreement, which includes payment by way of one or more Bankers’ Guarantees / Insurance Performance Bonds issued in favour of STB on the terms and conditions contained in the format prescribed by STB and enforceable in such circumstances as set out in the Agreement.
     NOW WE HEREBY AGREE as follows:
1. Words and expressions which are specifically defined in the Agreement shall, unless otherwise defined in this Guarantee, have the same meanings when used in this Guarantee.
2. Pursuant to the agreement as aforesaid and at the joint request of the Company and us, we [name of Bank / Insurance Company] HEREBY GUARANTEE to pay to STB forthwith on demand made to us in writing, a sum or sums not exceeding in the aggregate Singapore Dollars [••••] (S$••••), being equivalent to *the whole / a part of the Security Deposit required to be paid by the Company (hereinafter called “the Guaranteed Sum”). [*delete whichever is inapplicable], Provided Always that our liability hereunder shall not exceed the Guaranteed Sum.
3. This Guarantee shall be valid from the [••] day of [••••] [insert commencement date] to the [••] day of [••••] [insert expiry date which shall be a date 8 years and 6 months from the date of the Agreement] (which date shall be hereinafter called “the Expiry Date”).

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4. This Guarantee is conditional upon a claim as specified herein being made by STB by way of a notice in writing addressed to us and the same being received by us at [insert address of Bank’s notification office] at any time hereunder within one hundred and eighty (180) days from the Expiry Date. Thereafter this Guarantee shall become null and void notwithstanding that this Guarantee is not returned to us for cancellation save and except for any claim(s) submitted to us in writing not later than one hundred and eighty (180) days from the Expiry Date.
5. STB shall be entitled to make more than one claim on this Guarantee so long as the claims are made within the period specified herein and the aggregate amount specified in all such claims does not exceed the Guaranteed Sum.
6. This Guarantee shall be governed by and construed in accordance with the laws of the Republic of Singapore and subject to the jurisdiction of the Singapore courts.
Dated this [••] day of [••••].
AS WITNESS our hand

Signature:

Signed by:
Name of Signatory

Designation:

for and on behalf of:
Name of Bank

in the presence of:
Name of Witness

Signature:

Designation:

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ANNEXURE “C”
FORM OF LEASE

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THE LAND TITLES ACT
L E A S E

For Official Use Only
Instrument No.
Registered By
Registered On

DESCRIPTION OF LAND

	CT	Town
Vol	Fol	Subdivision	Lot	Property Address

LESSOR

ID/Co. Registration No.:
Name:	SINGAPORE TOURISM BOARD
Address: (within Singapore for service of notice)	No. 1 Orchard Spring Lane Tourism Court, Singapore 247729

 HEREBY LEASES the registered estate or interest in the land (hereinafter called “the Land”) to:-
LESSEE

Co Registration No.:
Name:	MARINA BAY SANDS PTE LTD
Place of Incorporation :	Singapore
Address: (within Singapore for service of notice)	No. 9 Raffles Place #12-01 Republic Plaza Singapore 048619

TERM OF LEASE/CONSIDERATION

Term of Lease	:	Sixty (60) years less one (1) day (hereinafter called “the Lease Term”)

Commencement Date	:	23rd day of August 2006

Annual Rent	:	Nil

Consideration	:	Singapore Dollars One thousand and two hundred million (S$1,200,000,000.00) (hereinafter called “the Land Premium”) exclusive of the prevailing goods and services tax.

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SUBJECT to the following PRIOR ENCUMBRANCES:-
PRIOR ENCUMBRANCES

NIL
AND the following:
COVENANTS AND CONDITIONS
(a)	the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not hereinafter expressly negatived or modified); and

(b)	the Special Covenants and Conditions hereinafter appearing.
SPECIAL COVENANTS AND CONDITIONS
1. The Lessee HEREBY COVENANTS AND AGREES with the Lessor as follows:
1.1 INTERPRETATION AND DEFINITIONS
          The words, definitions or expressions as set out in Clause 1 of the Development Agreement dated the 23rd day of August 2006 made between the Lessor of the one part and the Lessee of the other part (hereinafter called “the Development Agreement”) shall be incorporated herein by reference and shall, where the context so requires, apply to this Lease.
1.2 PLANNING PARAMETERS
          The provisions of the Planning Parameters shall be incorporated herein and shall form an integral part of this Lease save that if there is any conflict between the provisions of this Lease and the Planning Parameters in relation to the planning, design, infrastructure and technical requirements of the construction and development of the IR, the provisions of the Planning Parameters shall prevail.
1.3 PROVISIONS OF RFP AND DEVELOPMENT AGREEMENT
1.3.1 The provisions of the RFP and the Development Agreement shall be incorporated in this Lease and shall have full force and effect. Notwithstanding the completion of the Lease, it is hereby agreed that:
(i)	the provisions of the RFP and the Development Agreement shall remain in full force and effect as between the Lessor and the Lessee, or as between the relevant Competent Authorities and the Lessee, insofar as the same are not fulfilled or performed with regard to anything or matter remaining to be done performed or observed thereunder and not provided for in this Lease;

(ii)	if this Lease is silent on any matter or issue which is provided for in the provisions of the RFP or the Development Agreement, then such provisions of the RFP or the Development Agreement, as the case may be, shall apply; and

(iii)	if there is any conflict between the provisions of the RFP and the Development Agreement and the provisions of this Lease, then the provisions of this Lease shall prevail.
1.4 LAND PREMIUM
          The Lessee shall on or before the Effective Date pay to the Lessor, the Land Premium which amount shall be exclusive of the prevailing goods and services tax (hereinafter called “GST”) which shall be paid by the Lessee.
1.5 SECURITY DEPOSIT
          1.5.1 The Lessee shall on or before the Effective Date deliver to the Lessor the Security Deposit of Singapore Dollars One hundred and ninety two million six hundred and four thousand five hundred and thirty (S$192,604,530.00) as security for the due performance and observance by the Lessee of the terms and covenants contained in this Lease in relation to the construction of the IR. The Security Deposit shall not be deemed or treated as payment of the Land Premium or other charges under this Lease.

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1.5.2 If the Security Deposit is provided by way of the Banker’s Guarantee or Insurance Performance Bond, then the Banker’s Guarantee or Insurance Performance Bond shall be valid for a period of either :
a)	at least eight (8) years and six (6) months from the Effective Date; or

b)	up to at least six (6) months from such earlier date (“earlier date”) as proposed in writing by the Lessee and accepted in writing by the Lessor for Completion.
          For purposes of paragraph (b) above, in the event that the Lessee shall be unable to Complete the IR by such earlier date, then the Lessee shall at least six (6) months before the expiry of the earlier date, apply to the Lessor in writing for an extension of time for Completion. Immediately upon the Lessor’s acceptance of the Lessee’s request for the extension of time, the Lessee shall renew the Banker’s Guarantee or Insurance Performance Bond for such extended period and six (6) months. If the Lessee shall fail to renew the Banker’s Guarantee or Insurance Performance Bond on the expiry of the earlier date, then the Lessor shall be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and hold such monies until the Completion of the IR.
          All expenses incurred by the Lessee in obtaining, maintaining and extending the Security Deposit shall be borne by the Lessee.
1.5.3 Upon receipt of the External Auditors’ Confirmation that all the conditions prescribed in Clause 1.5.4 have been met, the Lessor shall within thirty (30) days from the date of receipt of the External Auditors’ Confirmation, release to the Lessee the Security Deposit, free of interest, subject to any deduction as may have been made therefrom, or return the Banker’s Guarantee or Insurance performance Bond, if so provided, provided there shall not, at the due date of the refund or return of the Security Deposit, be any existing breach by the Lessee of any term or condition contained in this Lease in relation to the development of the IR.
1.5.4 If the Lessee shall fail to:
(i)	Commence Construction within three (3) years from the Effective Date; or

(ii)	pay or incur one hundred per cent (100%) of the Development Investment within three (3) years from the first issuance of the Casino Licence or within eight (8) years from the Effective Date, whichever is the earlier; or

(iii)	Complete construction of one hundred percent (100%) of the Proposed GFA including the Event Plaza and Waterfront Promenade being built, within eight (8) years from the Effective Date, the Lessor shall thereupon be entitled to forfeit the Security Deposit, if paid in cash or to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and thereafter the Lessor shall be free of any obligations to return the same, and in addition, the Lessor shall be entitled to deem such failure to Commence Construction and/or to Complete the IR within the periods stipulated in Clause 1.5.4 (i) or Clause 1.5.4 (iii) as a non-performance or non-observance of a material term of this Lease.
1.6 DEVELOPMENT INVESTMENT
          Subject to Clause 1.9, the Lessee shall pay or incur the Development Investment of not less than Singapore Dollars Three billion eight hundred and fifty two million ninety thousand and six hundred (S$3,852,090,600.00) within three (3) years from the first issuance of the Casino Licence or within eight (8) years from the Effective Date, whichever is the earlier, which amount shall be expended towards the Completion of the IR, in respect of, inter alia, the following:
(i)	the Casino, Dollars One hundred and forty nine million three hundred and sixty one thousand ($149, 361,000.00);

(ii)	the hotel with three (3) tower blocks, Dollars Eight hundred and twenty-one million one hundred and thirteen thousand ($$821,113,000.00);

(iii)	the food and beverage outlets, Dollars Thirty nine million three hundred and one thousand ($39,301,000.00);

(iv)	the retail areas, Dollars Three hundred and two million four hundred and forty eight thousand ($302,448,000.00);

(v)	the areas and facilities dedicated to MICE, Dollars Two hundred and eighty nine million six hundred and sixty seven thousand ($289,667,000.00);

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(vi)	the areas dedicated to public attractions including the Key Attractions, Dollars One hundred and eight million two hundred and ninety five thousand ( $108,295,000.00); and

(vii)	the areas dedicated to other entertainment facilities, Dollars Fifty four million six hundred and thirty nine thousand ($54,639,000.00).

PROVIDED ALWAYS that any change to any of the amounts as set out in Clause 7.1(i) to (vii):
(a)	shall require the prior written approval of the Lessor; and

(b)	shall be as a result of any amendment, modification or variation to the Accepted Proposal as approved in writing by the Lessor.
1.7 PERMITTED USE
1.7.1 The Lessee shall construct, develop and establish on the Land the IR (including the Key Attractions) in compliance with and subject to:
(i)	the Accepted Proposal;

(ii)	the Planning Parameters;

(iii)	the Planning Permission;

(iv)	the Permissible GFA;

(v)	all the terms and conditions of the Development Agreement and this Lease;

(vi)	all the terms and conditions of the LTA Agreement; and

(vii)	all Laws imposed on the Lessor or the Lessee in respect of the Land.
1.7.2 The Land is designated as a Designated Site under the Legislation. In addition to the Key Attractions to be operated on the Land, the Lessee shall be entitled to operate the Casino on the Designated Site subject always to the Legislation and to the provisions of Clause 1.13 herein.
1.7.3 Except as provided in Clause 1.7.1 and Clause 1.7.2, the Lessee shall not use the Land for any other purposes nor carry out or permit to be carried out on or use the Land or any part thereof for:
(i)	any pawn broking or money lending business (except for such gaming credit as may be permitted by the Legislation); or

(ii)	any illegal act or purpose.
1.8 PLANNING APPLICATION
          The Lessee shall, at its own cost and expense submit to the Competent Authorities the layout plans and/or full and complete plans, elevations and specifications for the buildings proposed to be erected on the Land under the Planning Act (Cap. 232) and all other laws and regulations applicable thereto for the time being for the necessary approval to develop the IR in accordance with the Accepted Proposal and furnish to the Lessor copies of all approvals and the final approved plans.
1.9 ACCEPTED PROPOSAL
1.9.1 The Lessee shall be bound by the Accepted Proposal in all respects and shall not amend, modify, or vary the Accepted Proposal in any respect without the prior written approval of the Lessor and where applicable, the approvals of the Competent Authorities.
1.9.2 Subject to Clause 1.9.3, the Lessor shall approve the Lessee’s proposed amendment, modification or variation of the Accepted Proposal if all the following conditions are met:
(i)	the proposed amendment, modification or variation of the Accepted Proposal will result in the development on the Land continuing to be, in the sole determination of the Lessor (which shall be final and conclusive), an Integrated Resort as defined in the Agreement;

(ii)	the proposed amendment, modification or variation of the Accepted Proposal will not reduce the tourism appeal of the Integrated Resort, in the sole determination of the Lessor (which shall be final and conclusive); and

(iii)	the proposed amendment, modification or variation of the Accepted Proposal will not result in an increase in the GFA of the Integrated Resort over and above the Permissible GFA.

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1.9.3 The Lessor shall have the absolute discretion to disapprove the Lessee’s proposed amendment, modification or variation of the Accepted Proposal if all or any of the following conditions are met:
(i)	the proposed amendment, modification or variation of the Accepted Proposal will result in the development on the Land being no longer, in the sole determination of the Lessor (which shall be final and conclusive), an Integrated Resort as defined in the Agreement;

(ii)	the proposed amendment, modification or variation of the Accepted Proposal will reduce the tourism appeal of the Integrated Resort, in the sole determination of the Lessor (which shall be final and conclusive); or

(iii)	the proposed amendment, modification or variation of the Accepted Proposal will result in an increase in the GFA of the Integrated Resort over and above the Permissible GFA.
1.9.4 The Lessor’s approval granted under Clause 1.9.2 may be subject to such terms and conditions, which may include the payment by the Lessee of such charges and fees, as may be determined by the Lessor.
1.9.5 After the approval of the Lessor has been granted, the Lessee shall also obtain the approvals of all Competent Authorities which are required to be obtained for the proposed amendment, modification or variation of the Accepted Proposal. If and when the approval of any Competent Authority is granted, the Lessee shall comply with such terms and conditions as may be imposed by the Competent Authority and shall also submit a copy of such approval to the Lessor for its information.
1.9.6 In addition to the above, the Lessee shall not, at any time during the Lease Term without the prior written approval of the Lessor and where applicable, the Competent Authorities:
(i)	make any change or revision to the Key Attractions whether in the type of use(s) or the operator(s) or in any manner which in the reasonable opinion of the Lessor will constitute a deviation from the Accepted Proposal; or

(ii)	make any change or revision to the Accepted Proposal for the part of the IR at the Bayfront Promontory if such change or revision may result in a change of the type of use(s) or the operator(s) of such part of the IR or of any attraction thereon or the facilities therein.
The Lessor’s approval may be granted upon such terms and conditions as the Lessor may in its absolute discretion think fit and subject to the payment of such charges and fees as the Lessor may impose.
1.10 CONSTRUCTION
1.10.1 The Lessee shall Commence Construction on the Land within three (3) years from the Effective Date and Complete the IR with one hundred per cent (100%) of the Proposed GFA being built, and procure:
(i)	in relation to a single phase development, the issue of the TOP by the Competent Authority for the whole of the IR, within eight (8) years from the Effective Date or such extended period as may reasonably be allowed in writing by the Lessor; and

(ii)	in the case of a development in phases, the issue of the TOP by the Competent Authority for the First Phase of such development, within eight (8) years from the Effective Date or such extended period as may reasonably be allowed in writing by the Lessor.
1.10.2 Where, pursuant to the Planning Parameters, any part of the IR or any item of works is required to be Completed earlier than the period of eight (8) years from the Effective Date provided in Clause 1.10.1, the provisions of the Planning Parameters shall, in accordance with Clause 1.2, prevail and the Lessee shall Complete such part of the IR or such item of works within such earlier period or date as specified in the Planning Parameters.
1.10.3 The Lessee shall do all acts necessary to obtain the CSC for the IR and shall produce copies of the CSC to the Lessor when issued.
1.10.4 The Lessee shall ensure that all materials, fittings, equipment and workmanship utilised in carrying out the construction of the IR:
(i)	are of a quality commensurate with an international class integrated resort complex;

(ii)	comply with standards specified in the Accepted Proposal; and

(iii)	comply with the provisions of Building Control Act and all other laws and regulations applicable to the construction of the IR relevant to the materials, fittings, equipment or workmanship.

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1.10.5 The Lessor and its officers or agents or any person authorized by the Lessor with or without workmen and others shall at all reasonable times be permitted to enter upon the Land to view the state and progress of the construction works and for any other reasonable purposes.
1.10.6 The Lessee shall at all times, apply for, obtain and keep valid and subsisting all and any other licences, permission, permits, approvals or consents that may be required by Law in respect of the use of the Land and/or for the operation of the IR.
1.10.7 No consent or approval to any plans, elevations or specifications given by the Lessor (in pursuance of this Lease) shall place upon the Lessor any responsibility in respect of any defect in the works carried out or otherwise howsoever.
1.11 INFRASTRUCTURE WORKS AND LTA AGREEMENT
1.11.1 The Lessee shall construct, complete and maintain (except where expressly provided for otherwise) all such infrastructure works as provided in the Planning Parameters and in accordance with all the requirements set out therein, such as access roads to the Land, all walkways (whether boundary, covered, underground pedestrian, high-level pedestrian links or otherwise), promenades, buildings and installations on the Land as may be required in relation to the RTS and the connection of the RTS to the Land and all such car parks as may be necessary to accommodate the operation of the IR and in particular, the Lessee shall undertake and comply with the following:
(i)	CST Structure

The Lessee shall, at its own cost and expense, design and build within the Land the CST Structure and integrate the IR development and the CST and shall:
(a)	permit the Government and URA and any person authorised by the Government or the URA with or without workmen and others to have access to and use of the CST Structure at all times without any charge, payment, hindrance, obstruction or restriction whatsoever to inspect, install, operate, maintain, repair or improve any plant, equipment, machinery, cables, pipes, lines and other facilities housed or to be housed within the CST Structure, and/or to carry out any temporary or permanent works as may be necessary to render the CST Structure safe, secure, functional and operational;

(b)	undertake not to enter or allow any person to enter the CST Structure except with the prior written approval of the Government or the URA;

(c)	at its own cost and expense maintain and keep in good repair, including waterproofing, the structural shell of the CST Structure;

(d)	ensure at all times that the CST Structure is not damaged in any way and its use and operation unaffected by any works or activity being or to be carried out within the Land; and

(e)	not demolish or carry out any works, alteration or addition to or within any part of the CST Structure except with the prior written approval of the Government or the URA.
(ii)	DCS Spaces

The Lessee shall, at its own costs and expense, build and provide the DCS Spaces for the installation and operation of the DCS or part thereof and shall:
(a)	permit the DC Licensee with or without workmen and others to have access to and the use of the DCS Space at all times, without any charge, payment, hindrance, obstruction or restriction whatsoever for the purpose of installation, operation, maintenance, repair or improvement of the DCS and activities related thereto;

(b)	undertake not to enter or allow any person to enter the DCS Spaces except with the prior written approval of the DC Licensee;

(c)	at its own cost and expense, maintain and keep in good repair, including waterproofing, the structure of the DCS Spaces;

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(d)	ensure at all times that the DCS Spaces are not damaged in any way and the use and operation of any plant, machinery or equipment therein is unaffected by any works or activity being or to be carried out within the Land; and

(e)	not demolish or carry out any works, alteration or addition to or within any part of the DCS Space except with the prior written approval of the Lessor and the DC Licensee.
(iii)	Land reclamation

Where the Lessee with the written approval of the Lessor and/or the Competent Authorities carries out any reclamation of land in the construction and development of the IR, the Lessee shall at its own cost and expense throughout the Lease Term:
(a)	maintain the seawall / revetment and any foreshore structures as part of the IR; and

(b)	ensure and maintain the structural integrity of the new seawall / revetment and foreshore structures.
1.11.2 Where such infrastructure works as provided above in Clause 1.11.1 are required to be carried out on State land the Lessee shall obtain all necessary consents or temporary occupation licences of the Competent Authorities to enter into and/or use the State land and shall complete all such works in accordance with the Planning Permission.
1.11.3 The Lessee shall keep all open spaces or areas on the Land designated or required by the Competent Authorities for public use or access in clean hygienic condition and open to the public at all times twenty-four (24) hours a day and shall provide members of the public reasonable means of access to and from such open spaces, public access roads, public facilities and amenities in the vicinity of the Land.
1.11.4 Pursuant to the LTA Agreement, the Lessee shall throughout the Lease Term, perform, observe and comply with the LTA Land Conditions and acknowledges and covenants with the Lessor that the burden of the LTA Land Conditions shall run with the Land. For the avoidance of doubt, the Lessee shall grant the following easements and rights over the Land in favour of the Lessor and/or LTA or its successors, assigns and all the owners and occupiers for the time being of the State Lot and persons authorised by them as appurtenant to the State Lot (as defined in the LTA Land Conditions) for the Lease Term:
(i)	the right at all times by day or night to pass and repass on foot only across and along such portion of the Land as would be necessary for reasonable access to and from the escalators, lifts, stairs, stairways and lift lobbies by the Lessor, LTA, persons authorised by the Lessor and/or LTA, commuters using the station and members of the public for ingress and egress to and from the Land without any charge, payment, hindrance or restriction;

(ii)	the right at all times on giving not less than seven (7) days’ notice together with reasonable particulars of the proposed statement of works (except in the case of emergency when prior notice only shall be required to be given) to the Lessee to enter onto the Land with or without workmen and others and with or without materials and specialist services and to enter with vehicles onto any part of the Land that is normally accessible to vehicles to inspect, clean, repair, maintain, renew, remove, replace, paint and restore the walls, entrances and exits of any of LTA’s escalators, lifts, fire escapes, stairs, stairways, lift lobbies sited along the boundary of the Land and the State Lot;

(iii)	the right to install cables, pipes, ducts, wires, sewers and channels in, on and under the Land and to maintain and use the cables, pipes, ducts and channels for free and uninterrupted passage or provision of air, drainage, gas, garbage artificially heated or cooled air, water, electricity, telecommunications, data and other utilities and services (including telephone, radio and television services) to and from the Land;

(iv)	the right at any time on giving not less than seven (7) days’ notice together with reasonable particulars of the proposed statement of works (except in the case of emergency when prior notice only shall be required to be given) to enter the Land with or without workmen, appliances, equipment and materials to inspect, clean, repair, maintain, renew, remove and replace LTA’s cables, pipes, ducts, wires, sewers and channels;

(v)	the right to enter upon any portion of the Land to lay and forever retain all columns, foundations, beams, walls and other structures and any structural elements that support, uphold and maintain the State Lot and the structures thereon (hereinafter referred to as “the Lessee’s Structural Elements”) (the costs of such laying to be apportioned as agreed or failing agreement,

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apportioned fairly between LTA and Lessee if the Lessee’s Structural Elements or any part thereof also support the Land or any structures therein or thereon);
(vi)	the right of subjacent and lateral support and protection of the State Lot and every part thereof from the Land and the Lessee’s Structural Elements for the purpose of supporting upholding and maintaining the State Lot and the Structures thereon;

(vii)	the right at all times on giving not less than seven (7) days’ notice (except in the case of emergency when prior notice only shall be required to be given) to the Lessee to enter onto the Land with or without workmen and others and with or without materials and specialist services and to enter with vehicles onto any part of the Land that is normally accessible to vehicles to inspect and where necessary, upon consultation with the Lessee or such persons licensed or authorised by the Lessee, repair and maintain the Lessee’s Structural Elements at the costs and expenses of the Lessee Provided Always that nothing in this covenant shall place or be deemed to place on the LTA or the owner for the time being of the State Lot any obligation to carry out any repair and maintenance of the Lessee’s Structural Elements;

(viii)	the right at all times to have any structure constructed by LTA on, above or under the Land or part thereof for the operation of the RTS supported, upheld and maintained by the soil and subsoil of such lands.
1.11.5 The Lessee for itself and its successors and permitted assigns with the intent and so that the rights and covenants hereinafter contained shall run with and be binding upon the Land into the hand of whomsoever the Land may come and shall ensure for the benefit of the whole of the State Lot or any part or parts thereof and so that the covenants and conditions shall as far as practicable be enforceable by the Lessor and/or LTA, its successor or assigns, or the owners and occupiers for the time being of the State Lot or any part or parts thereof covenants that the Lessee shall :
(i)	maintain in good order and condition at its own cost and expense all the foundations, columns, beams, supports, walls, lobbies, corridors, stairs, lifts, escalators, entrances and exits and other forms and means of access in or on the Land and the structures erected or to be erected on the Land, central and appurtenant installations for services such as power, light, gas, air-conditioning, compressors, ducts, sewerage pipes, electrical cables and in general all apparatus and installations located within the Land and existing for the use and support of the buildings or structures or any part thereof on such parts of the Land as would be necessary for access to and from the State Land;

(ii)	not maim, injure or deface or do or permit or suffer anything to be done (whether of a temporary or permanent nature) that in any way impairs the structural integrity of the Structures or that has the direct or indirect effect of withdrawing or lessening the shelter, support or protection now or hereafter given or afforded by the Land and the buildings thereon to the State Lot and the Structures thereon;

(iii)	give not less than seven (7) days’ notice together with reasonable particulars of the proposed statement of works to LTA and/or the owners and occupiers for the time being of the State Lot before carrying out any repairs or works on the Land or to the buildings thereon that may affect the State Lot, the Structures thereon, the Lessee’s Structural Elements or any part thereof;

(iv)	make good immediately any damage caused to any part of the Lessee’s Structural Elements by the Lessee, his servants, agents, contractors, licensees or invitees;

(v)	not do or permit or suffer anything to be done anything on the Land which has the direct or indirect effect of damaging the State Lot and/or the Structures or obstructing or interfering with the operations taking place within the State Lot and/or quiet enjoyment of the owners or occupiers of the Structures on the State Lot or any part thereof;

(vi)	not subject or permit or suffer to be subjected any part of the floor, wall, ceiling or roof or any part of any structure or building on the Land to a live load or superimposed accidental and dead load exceeding those approved by the relevant Competent Authorities or as the relevant Competent Authorities may prescribe unless otherwise agreed to by the Lessor and/or LTA and subject to the approval of the relevant Competent Authorities to be obtained by the Lessee;

(vii)	not do or permit or suffer to be done anything (whether of a temporary or permanent nature) that in any way damages, weakens or endangers the structural integrity of all floors in the Land above the State Lot;

(viii)	not do or permit or suffer to be done anything on the Land which has the direct or indirect effect of damaging the Stratum;

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(ix)	not obstruct any part of the Land over which rights of way are hereby reserved to the Lessor and/or LTA the owners and the occupiers for the time being of the State Lot and persons authorised by the Lessor and/or LTA as appurtenant to the State Lot including all implied ancillary rights and obligations reasonably necessary to make the right of way effective;

(x)	not transfer, assign, lease or dispose of the Land or any part thereof without procuring from the transferees, assignees or other persons of the Land or any part thereof a covenant for the benefit of the owners for the time being of the State Lot or any part thereof to observe and perform the covenants contained in this Lease, including the present covenant;

(xi)	permit the Lessor and /or LTA or its successors, assigns and all the owners and occupiers for the time being of the State Lot and persons authorised by them without charge to enter the Land to erect, install and maintain facilities of public utility eg. automated banking and other transaction machines, advertisement panels, advertisements, postboxes, public telephones, public toilets etc. including utilities and services necessary and incidental to the operation or maintenance of said facilities eg. water and electricity and to permit members of the public to access said facilities on such part of the Land as would be necessary for access to and from the Land onto the State Land (for the avoidance of doubt, the Lessor and/or LTA or its successors, assigns and all the owners and occupiers for the time being of the State Lot and persons authorised by them shall not be responsible to maintain said facilities, utilities and services);

(xii)	grant and maintain a public right of way at all times over such parts of the Land as would be necessary for or which have been constructed for the purpose of access to and from the State Land;

(xiii)	bear all the costs incurred or that may be incurred in performing their obligations stipulated herein; and

(xiv)	if required by LTA or the owners for the time being of the State Lot, the Lessee shall at the cost and expense of LTA or the owners, execute in favour of LTA and the owners for the time being of the State Lot an assurance containing the above easements and upon the agreement of the Lessee other rights and restrictive and other covenants in such form as the LTA or the owners may require.
1.12 MANAGEMENT AND MAINTENANCE
1.12.1 The Lessee shall for the management and maintenance of the IR engage persons qualified or having experience or trained in the operating and management of resorts of international standards and shall at all times:
(i)	manage and operate the IR as an integrated resort with its principal conceptual theme being in accordance with the Accepted Proposal or such variations, modifications or amendments as approved in accordance with this Lease;

(ii)	maintain and keep in a good and tenantable state of repair and condition all structures, fixtures, statues and exhibits, and where such works shall require the approval and consents of the Competent Authorities, the Lessee shall be obliged to obtain the same; and

(iii)	make or cause to be made such capital improvements to the Land and/or the IR and the Key Attractions from time to time as the Lessee may deem necessary but subject always to the prior written approval of the Lessor, and where required by Law, the prior written approval of the Competent Authorities.
1.13 CASINO
1.13.1 The Lessee shall locate the Casino only on the Designated Site pursuant to the Legislation for a period of thirty (30) years from the Effective Date and such further period if granted pursuant to Clause 1.13.7.
1.13.2 The Lessee shall be entitled to submit an application to the Regulator for the Casino Licence after the Effective Date and at least three (3) months before the proposed opening of the Casino. The Casino Licence shall be issued provided that:
(i)	at least fifty percent (50%) of the Development Investment is paid or incurred and evidenced by the External Auditors’ Confirmation; and

(ii)	such parts of the IR equivalent to not less than fifty percent (50%) of the Proposed GFA, is Completed.

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1.13.3 The Regulator, in considering the Lessee’s application for the Casino Licence, may require the compliance of all such conditions including but not limited to the following:
(i)	all suitability checks are in order;

(ii)	location plans, floor plans and layout of the Casino are acceptable to the Regulator; and

(iii)	the Lessee’s internal controls, systems and processes are robust and detailed measures to comply with law and any other conditions as set out by the Regulator are effective to meet the social and security requirements of the Regulator.
1.13.4 The Lessee shall comply with all the provisions of the Legislation relating to the conduct and operations of the Casino.
1.13.5 The Lessee shall be entitled to engage for the operation of the Casino, any of its subsidiary companies or a Management Agent appointed by the Lessee, subject always to the provisions of the Legislation and to such Management Agreement being subjected to the prior written approval of the Regulator. Except as herein provided in this clause, the Lessee shall not be allowed to assign or in any manner whatsoever part with its rights to operate the Casino.
1.13.6 Notwithstanding that the Lessee may in accordance with Clause 1.13.5 engage other parties whether its subsidiary company or a Management Agent to operate the Casino, the Lessee shall remain liable to the Lessor in respect of all matters in relation to the IR.
1.13.7 The Lessee shall, not less than five (5) years prior to the expiry of the Concession Period, give notice in writing to the Lessor on whether it wishes to seek a renewal of the Casino Concession. The Casino Concession may be renewed for such duration as may be allowed and on such terms as the Lessor deems appropriate, including but not limited to the requirements of the Lessor for additional investments in the IR and/or monetary payments. Upon renewal, the Lessee shall apply to the Regulator for a Casino Licence to commence gaming operations.
1.13.8 If on the ground of public interest the Casino Concession or the Casino Licence shall be terminated by the Government, the Lessee shall be entitled to a fair compensation from the Government. If there shall be any disagreement between the Lessee and the Government on the amount of compensation, then such dispute shall be referred to arbitration in accordance with the Law.
1.14 LISTING
The Lessee may seek a public listing before the first issuance of the Casino Licence provided :

(i)	the Lessee shall have stated in the Proposal its intention to seek a public listing before the first issuance of the Casino Licence; and

(ii)	the Lessee shall have set out in the Proposal the consequential minimum shareholding of each of the shareholders of the Lessee named in the Proposal upon the public listing of the Lessee, up to the issuance of the Casino Licence.
1.15. ACCOUNTS AND REVIEW OF KEY ATTRACTIONS
1.15.1. To ensure that the IR remains a premium “must-visit” destination for leisure and business visitors to Singapore, the Lessee shall, at all times throughout the Lease Term, ensure that the Key Attractions be and remain attractive and appealing at all times during the Lease Term to the prevailing consumer taste and keep the Lessor informed of the Gross Revenue of the Key Attractions and provide to the Lessor in relation to Key Attractions for its review:
(i)	annually, as soon as possible, and in any event within ninety days (90) days after the end of each respective financial year, or such extended period of time as may be approved by the Lessor in writing, audited accounts for that financial year including a balance sheet and profit and loss accounts;

(ii)	as soon as available, and in any event within ninety (90) days after the end of the first six (6) months of each financial year, unaudited profit and loss accounts as at the end of and for the relevant six (6) month period;

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(iii)	such information as set out in a format to be provided at a later date which shall include the categorisation of revenue received under gaming and non-gaming revenue in terms of the number of visitors and the amount of visitor expenditure to the IR; and

(iv)	promptly, such additional material, financial or other information relating to its business, assets, operations and condition (including, without limitation, financial condition) as the Lessor may from time to time reasonably request.
1.15.2 If from any such review of the accounts or materials as aforesaid the Lessor is of the opinion that any of the Key Attractions is, in relation to the market demands or conditions then prevailing or current, required to be improved/updated/modernised/refurbished to keep up with the market demands or conditions then prevailing or current, the Lessor shall notify the Lessee of such its opinion and the Lessee shall thereupon propose for the Lessor’s consideration such remedial measures as may be required to improve such Key Attraction. The Lessee shall undertake, at its own cost and expense and within such period of time as may be reasonably stipulated by the Lessor, such remedial proposal as may be approved by the Lessor, whether with or without amendments, so as to bring the said Key Attraction to a state acceptable to the Lessor in terms of the number of visitors expected in relation to the tourism objectives of the Lessor.
1.15.3 If the Lessee shall fail to carry out or shall fail to complete such remedial measures as aforesaid to the satisfaction of the Lessor, then the Lessor shall give to the Lessee notice requiring compliance by the Lessee within thirty (30) days after receipt of such notice or such extended period as may be reasonably allowed by the Lessor. Any failure by the Lessee to comply with the notice of the Lessor under this clause shall entitle the Lessor to deem it a non-performance or non-observance of a material term of this Lease.
1.16. SUBDIVISION OF LAND AND STRATA SUBDIVISION OF BUILDING
1.16.1 The Lessee shall not subdivide the Land, except in respect of any part of the Land required under the Planning Parameters to remain vested or to be vested in the Lessor and/or any Competent Authorities.
1.16.2 Subject always to Clause 1.16.3, the Lessee shall not strata subdivide the buildings on the Land, except with the prior written approval of the Lessor, which if given, may be subject to such terms and conditions including the payment of charges and fees as may be determined by the Lessor and (but not limited to) the condition that the CST Structure and DCS Spaces as well as any access leading to or from the CST Structure and DCS Spaces shall form part of the common property of the IR. For avoidance of doubt, any applications for proposed strata subdivision shall not be permitted unless such proposed strata subdivision is on an en-bloc basis in respect of either (a) all retail outlets or (b) all hotel components.
1.16.3 Notwithstanding any provisions herein, no strata subdivision shall be allowed during the Exclusivity Period.
1.17 ASSIGNMENT OF LEASE
1.17.1 Except as provided in Clause 1.17.2 and Clause 1.18, the Lessee shall not, during the Exclusivity Period, assign, demise, sell, transfer or otherwise dispose of or part with all its estate interest and rights in this Lease and the Land or any part thereof.
1.17.2 The Lessee shall be entitled during the Lease Term to sublet, underlet or part with the possession of and in the Land or the IR or any part thereof (provided that such sublease shall not be regarded as a disposal of land or premises under Section 4 of the Planning Act, Cap. 232) for any purposes in the course of its business, provided that:
(i)	such subletting, underletting or parting with possession of the Land or the IR shall not be for any part of the Land in its vacant or undeveloped state; and

(ii)	the Lessee shall always be the main party operating the IR.
For the avoidance of doubt, this provision shall not in any way allow the Lessee to subdivide the Land.
1.17.3 After the expiry of the Exclusivity Period, the Lessee may, with the prior written approval of the Lessor, assign, demise, sell, transfer or otherwise dispose of or part with all its estate interest and rights in this Lease and the Land or any part thereof on terms and conditions to be determined by the Lessor which shall include a condition that the assignee, purchaser, transferee or person accepting the disposition shall be bound by and undertake to comply with and observe all the terms and conditions of this Lease.

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1.18 RIGHT TO MORTGAGE
1.18.1 The Lessee shall be entitled with the prior written approval of the Lessor (such approval not to be unreasonably withheld) to mortgage, charge or by any other means encumber the Land in favour of an Approved Mortgagee, as security for any loan facilities or any other financing granted in relation to the payment of the Land Premium and other sums as stated in Clause 4.1 of the Development Agreement, the provision of the Security Deposit and/or the construction and operation of the IR.
1.18.2 Where the Lessor’s prior approval is granted in respect of any mortgage or charge of the Land, such approval shall be deemed to include a term that in the event of the Approved Mortgagee in its capacity as mortgagee or chargee, exercising its power of sale of the Land, the Land shall be sold only to a purchaser, whether a company or a person, approved by the Lessor.
1.19 STATE AND CONDITION
1.19.1 The Lessee shall be deemed to have notice of (i) the actual state and condition of the Land including the platform level of the Land and matters as regards access, ingress and egress, drainage and utility services affecting the Land and (ii) any easements, rights of way and all other encumbrances, if any, affecting the Land and shall not raise any objection or requisition whatsoever in respect thereof.
1.19.2 The Lessee shall at its own cost and expense remove any existing encroachment onto the neighbouring lands and such removal shall be carried out during the construction works or as and when required by the owners of the neighbouring lands affected by the said encroachment.
1.20 SURVEY
1.20.1 The Lessee shall at its own cost and expense engage a land surveyor registered with the Land Surveyor Board under the Land Surveyors Act (Cap. 156) (hereinafter called “the registered land surveyor”) to carry out the cadastral survey of the subterranean, air right and foreshore parcels comprised together with the Land in accordance with the Land Surveyors (Conduct of Cadastral Surveys) Rules and for the purpose of the cadastral survey, the Lessee shall ensure that the registered land surveyor:
(i)	carries out and completes the cadastral survey within six (6) months from Completion of construction or on such other earlier or later date as the Chief Surveyor may specify; and

(ii)	on completion of the cadastral survey, deposits the certified survey plan for such subterranean, air right and foreshore parcels together with all relevant field books, calculation sheets and survey data with the Land Survey Department of the SLA for the approval of the Chief Surveyor.
1.20.2 The absence of any cadastral survey of such subterranean, air right and foreshore parcels shall not be a ground for delay in payment of any monies due to the Lessor by the Lessee or a refund of any monies to the Lessee.
1.21 SURRENDER OF LAND
1.21.1 The Lessee shall surrender to the Government or the relevant Competent Authorities free of charge or any compensation:
(i)	such part or parts of the Land as specified and in accordance with the terms set out in the Planning Parameters; and

(ii)	any part or parts of the Land as may be required by them from time to time whether for roads, drainage, or any public purpose as may be declared or notified to the Lessee in a Notice by the Lessor or the relevant Competent Authorities and the Lessee shall accept as conclusive evidence that such part or parts of the Land is or are required for the purpose declared or notified.
1.21.2 Upon completion by the Lessee to the satisfaction of the LTA or the relevant Competent Authority of any road (including pavements) within the Land in accordance with the approval of LTA or the relevant Competent Authority, the Lessee shall surrender and vest to LTA free from encumbrances and without the payment of any compensation, fee or charge such stratum of space, within which such part of such road is constructed, as required by LTA or the relevant Competent Authority may direct.
1.22 INSURANCE
1.22.1 The Lessee shall throughout the Lease Term insure and keep insured in the joint names of the Lessee and the Lessor for their respective rights and interest all buildings, structures and fixtures erected or to be

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erected on the Land from loss or damage by fire, flood and other risks and special perils recommended by the Lessee’s insurers as being normally insured under a comprehensive policy appropriate to buildings of the kind for the time being standing on the Land to the full insurable value thereof with a respectable insurance office and to make all payments necessary for the above purpose within such time frame as prescribed by the relevant insurance policy documents after the same shall respectively become due and to produce to the Lessor on request the policy of such insurance and the receipt of each such payment and the Lessor may require the Lessee to apply such monies received by virtue of any such insurance to be laid out and expended in rebuilding and reinstating all such buildings, all such existing and new structures and fixtures in accordance with the Accepted Proposal with such variations or modifications as may be agreed upon by the parties hereto and to make up for any deficiency out of the Lessee’s own monies. PROVIDED ALWAYS that if the Lessee shall at any time fail to keep the Land insured as aforesaid, the Lessor may do all things necessary to effect and maintain such insurance and any monies expended by the Lessor for that purpose shall be repayable by the Lessee on demand and be recoverable forthwith by action.
1.22.2 The Lessee shall also effect and keep effected, and shall procure that each permitted sub-contractor effects and maintains, at all times during the Lease Term, in the joint names of the Lessee and the Lessor such insurances as the Lessor considers necessary in respect of the Lessee and each permitted sub-contractor’s obligations and liabilities hereunder, for purposes of protecting the Lessor and the Lessee (for their respective rights and interests) against any liability whatsoever occasioned by accident on or about the Land or any appurtenances thereto, including without limitation policies of (a) public liability insurance and (b) workmen’s compensation insurance, with an insurance company, for such amounts and on such terms acceptable to the Lessor. The Lessee shall ensure that the relevant insurance policies provide that it/they shall be non-cancellable and not subject to reduction in coverage or policy amount except with the Lessor’s prior written approval (which approval shall not be unreasonably withheld or delayed). The Lessee shall provide written evidence of such insurance coverage to the Lessor and the receipt evidencing payment of the premium in respect thereof, at least annually during the Lease Term and at other times on the Lessor’s request. In the event that the recovery from public liability or workmen compensation insurance or such other insurance as is required by the Lessor, is insufficient to satisfy the claims for loss, damages, costs and expense, the Lessee shall indemnify and keep the Lessor fully indemnified of such claims.
1.22.3 Notwithstanding Clause 1.22.1 and Clause 1.22.2 herein, where the Lessee mortgages, charges or by any other means encumbers the Land and/or all buildings, structures and fixtures erected or to be erected on the Land in favour of an Approved Mortgagee, as security for any loan facilities or financing granted in relation to any aspect of the development of the IR, the Lessor agrees that any insurance effected pursuant to Clause 1.22.1 and/or Clause 1.22.2 may be effected in the joint names of the Lessor, the Lessee and the Approved Mortgagee. In respect of the moneys received on any such insurance (whether effected by the Approved Mortgagee and/or the Lessee) of the Land and/or all buildings, structures and fixtures erected or to be erected on the Land, the Lessor shall have the absolute discretion to determine the application of the moneys received on any such insurance (whether effected by the Approved Mortgagee and/or the Lessee), towards:
(i)	making good the loss or damage in respect of the Land and/or all buildings, structures and fixtures erected or to be erected on the Land, in each case in accordance with the Accepted Proposal with such variations or modifications as may be agreed upon by the parties hereto; and/or

(ii)	the discharge of the loan facilities or financing granted by the Approved Mortgagee in relation to the payment of the Land Premium and other sums as stated in Clause 4.1 of the Development Agreement, the provision of the Security Deposit and/or the construction and operation of the IR.
1.23 PROPERTY TAX, OUTGOINGS AND UTILITIES
The Lessee shall, as from the Effective Date:

(i)	discharge and pay all rates, property taxes and assessments and outgoings whatsoever charged or imposed upon the Land; and

(ii)	pay all charges (including any taxes thereon) in respect of the supply of electricity, water and gas, telecommunication services, storm water drains, refuse disposal services and all other services supplied to the Land, to the relevant body or authority supplying such services, including connections to and within the Land and the installation of incoming power panel, and any other incoming service meters required by the relevant authorities.
1.24 INDEMNITY
          The Lessee shall indemnify and keep indemnified the Lessor from and against all actions, claims, demands, losses, damages, costs and expenses for which the Lessor shall be or become liable in respect of or arising out of or in connection with:

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(i)	any damage to the Land; or

(ii)	any loss, damage or injury from any cause whatsoever to property or person caused or contributed to by the use of the Land by the Lessee or occurring on the Land or occasioned or contributed to by any act, omission, negligence, breach or default of the Lessee or any servant, agent, sub-tenant, invitee of the Lessee or any other person claiming through or under the Lessee.
1.25 LEGAL COSTS
1.25.1 The Lessee shall on and before the Effective Date pay all legal and other professional and technical fees and expenses on a full indemnity basis incurred by the Lessor in connection with the preparation, finalisation and completion of the RFP, the Development Agreement and this Lease (including the Stamp Duty on the Development Agreement and this Lease and the registration fees on this Lease) and in respect of all matters incidental thereto or arising therefrom or in connection therewith.
1.25.2. The Lessee shall forthwith pay on demand:
(i)	all costs and fees including legal and other professional fees and costs on a full indemnity basis incurred by the Lessor in connection with the enforcement of the terms and conditions of this Lease and in respect of all matters incidental thereto or arising therefrom;

(ii)	any amount imposed, or charged by any Government or any Competent Authorities, statutory or tax authority as GST on any sum or sums due to or payable to the Lessor under this Lease and a statement from the Lessor to the Lessee of the amount payable shall be conclusive of the amount of such GST due and as to the Lessee’s liability therefor; and

(iii)	all costs and expenses in obtaining all licences, permissions, approvals and consents that may be required by the Lessor and the Competent Authorities for the purpose of the construction, development and establishment of the IR and all matters incidental thereto.
2. AND it is hereby agreed between the Lessor and the Lessee as follows:
2.1 Notwithstanding anything herein contained, the Lessor shall be entitled from time to time and at all reasonable times during the Lease Term to enter upon the Land to inspect its state and condition and to view the operations of the IR. If in the opinion of the Lessor there is a breach or shortcoming of standards in the operation of the IR, the Lessor may after such inspection, serve upon the Lessee a written notice of any such breach or shortcoming and require the Lessee forthwith to remedy such breach or shortcoming and if the Lessee shall not within thirty (30) days after receipt of such notice or such extended period as may be reasonably allowed by the Lessor proceed diligently to remedy the breach or shortcoming, then the Lessor shall be entitled to enter upon the Land and take such steps as may be necessary to remedy the breach or shortcoming, the cost thereof shall be a debt due from the Lessee to the Lessor and shall be paid forthwith on demand by the Lessee to the Lessor and shall forthwith be recoverable by action.
2.2 The Lessor shall, at the cost of the Lessee, appoint such External Auditors to undertake the auditing and certification of the expenditure by the Lessee towards the Development Investment for the duration of the development of the IR, such auditing to be conducted on a progressive basis. The External Auditors shall be entitled to engage all such professionals or consultants as they deem necessary to enable them to undertake the auditing and certification, and all costs and expenses incurred by the External Auditors in undertaking the auditing and certification, including the costs and expenses of engaging all such other professionals or consultants as may be deemed necessary by the External Auditors, shall be borne by the Lessee and paid on demand being made by the Lessor or the External Auditors. A letter from the Lessor certifying the costs and expenses incurred shall be final and conclusive.
2.3 No royalty shall be reserved to the Head Lessor (as described in the Development Agreement) under Section 7(1)(a) of the State Lands Act (Cap 314) for granite, sand, clay, laterite, red earth, iron stone, gravel or puddle (hereinafter called “the Excluded Mines and Minerals”) found in or upon the Land if the following conditions are all met:
(i)	the Excluded Mines and Minerals are removed, extracted or excavated by the Lessee for the purpose of any development or redevelopment of the Land; and

(ii)	the said removal, extraction or excavation is directly incidental to and reasonably necessary for the development of the IR on the Land.

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3. The Lessor HEREBY COVENANTS with the Lessee that the Lessee duly performing and observing the covenants conditions and agreements on the part of the Lessee hereinbefore contained and agreements shall and may peaceably and quietly hold and enjoy the Land for the Lease Term without any interruption from the Lessor or from any persons lawfully claiming through under or in trust for the Lessor.
4. EVENTS OF DEFAULT
4.1 PROVIDED ALWAYS that the Lessor shall have the full right and liberty to re-enter upon and take possession of the Land and to determine the Lease Term subject to the provisions of Clause 4.3 and Clause 4.4 upon the happening of any of the following events which is an Event of Default:
(a)	the Lessee fails to perform and observe any material term or condition on its part contained herein and such non-performance and non-observance shall continue for more than thirty (30) days or such extended period as may be reasonably allowed by the Lessor, after the receipt by the Lessee of the Lessor’s written notice requiring compliance by the Lessee;

(b)	the Lessee fails to perform and observe the provisions of Clause 1.9.6 and Clause 1.10.1;

(c)	any monies payable hereunder or any part thereof shall remain unpaid for a period of thirty (30) days after the Lessor has made written demand for payment of the same or such extended period as may be reasonably allowed by the Lessor;

(d)	the Lessee enters into any composition or arrangement with or for the benefit of its creditors;

(e)	the Lessee is placed under voluntary administration or causes a meeting of its creditors to be summoned for the purpose of placing it under voluntary administration;

(f)	an order is made for the winding up or dissolution without winding up or an effective resolution is passed for the winding up of the Lessee unless the winding up or dissolution is for the purposes of reconstruction or amalgamation and the scheme for reconstruction or amalgamation with or without modification has been first approved by the Lessor, which approval shall not be unreasonably withheld;

(g)	a receiver or a judicial manager is appointed of the assets or undertaking or any part thereof of the Lessee or the holder of any encumbrance takes possession of such assets or undertaking or any part thereof; or

(h)	any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events specified in this clause.
4.2 The Lessee shall immediately give notice to the Lessor if it becomes aware of an event which may lead to an Event of Default.
4.3 The Lessor shall not terminate this Lease until it has first given a notice to the Lessee specifying the Event of Default and requiring the Lessee, within a reasonable period as specified in the notice, being not less than thirty (30) days, either:
(i)	to remedy the default; or

(ii)	in the case of an Event of Default which is not capable of being remedied, to pay to the Lessor at its option an amount it finds acceptable in the exercise of reasonable judgement by way of compensation for the default;
and the Lessee has failed within the time specified in the notice, or such further time as the Lessor may agree, to comply with the notice, in which case the Lessor may by notice in writing to the Lessee, terminate this Lease in accordance with the following provisions:
(i)	the Lessor shall have full right power and authority to re-enter upon and resume possession of the Land or any part thereof and the IR and any other structure on the Land and thereupon this Lease shall forthwith cease and determine;

(ii)	all monies which have previously been paid to the Lessor by the Lessee and/or any other payment hereunder shall be forfeited and shall belong to the Lessor;

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(iii)	the IR or any completed part thereof and all materials thereat or on the Land shall belong to the Lessor absolutely;

(iv)	the Lessor shall be entitled to deal with the Land and the IR on such terms and conditions as the Lessor shall think fit (including but not limited to the re-disposal of the Land and any interest therein in the IR, whether or not the construction has already commenced or completed as if this Lease has never been entered into with the Lessee and whether by public auction, private treaty or by tender subject to such conditions and generally in such manner as the Lessor may in its discretion think fit) and without compensation or whatsoever to the Lessee; and

(v)	the determination of the Lease Term and this Lease shall be without prejudice to any right of action or other remedy of the Lessor for the recovery of any payments hereunder already due to the Lessor from the Lessee or in respect of any subsisting breach of any term covenant or condition on the part of the Lessee herein contained.
4.4 If by reason of any breach or default hereunder the Lessor shall be entitled to terminate this Lease, where the Lessee has with the approval of the Lessor mortgaged the Land and its rights and benefits under this Lease, the Lessor agrees not to exercise such right of termination forthwith unless:
(i)	the Lessor has given notice in writing to the Approved Mortgagee, stating that it has become entitled to terminate this Lease and stating the reason or reasons it has become so entitled;

(ii)	a period of thirty (30) days has elapsed following the giving of that notice and the Approved Mortgagee has not within that period of thirty (30) days by notice in writing to the Lessor agreed and undertaken to rectify the defaults or matters by reason of which the Lessor has become so entitled;

(iii)	if the Approved Mortgagee, who has agreed and undertaken to rectify the defaults or matters by reason of which the Lessor has become entitled to terminate this Lease, has failed within a further period of thirty (30) days after that period of thirty (30) days (or such longer period as may be allowed by the Lessor) to rectify the said defaults or other matters; and

(iv)	the Approved Mortgagee, has not (if the Lessor so directs by notice in writing to the mortgagee) appointed a receiver and manager or receivers and managers of the Land (but this paragraph (iv) shall not apply if the Approved Mortgagee, has on a previous occasion appointed a receiver and manager or receivers and managers whose appointment has not been terminated).
          PROVIDED ALWAYS that the provisions of this clause shall not apply if the Lessor shall have become entitled to terminate this Lease on more than one previous occasion in any period of three (3) years after the Lessee has assigned or mortgaged its rights or benefits under this Lease.
5. YIELDING UP
5.1 Subject to Clause 5.2, upon the expiry or earlier determination of the Lease Term, the Lessee shall yield up and surrender to the Lessor without the payment of any compensation or other sum, the Land together with all buildings, structures, appurtenances, alterations, additions, structural changes or improvements thereon, in good and tenantable state of repair and condition and in a clean and sanitary order and condition.
5.2 Immediately prior to the expiry or earlier determination of the Lease Term, the Lessee shall if so required by the Lessor, at the Lessee’s own costs and expenses, remove all buildings, structures, appurtenances, alterations, additions, structural changes or improvements thereon and all other works built or carried out on, under or within the demised land, and in such case to restore the demised land to its state as at the commencement of the Lease Term, in default of which the Lessor may, without prejudice to the Lessor’s other rights, proceed to do the same and all cost and expenses incurred by the Lessor shall recoverable from and repayable by the Lessee forthwith on demand.
5.3 In the event that the Lessee fails to remove any of its movable properties at the expiry or sooner determination of the Lease Term, the Lessor shall be entitled to remove, dispose or otherwise use it for the Lessor’s own purposes. The Lessee shall be liable to pay such costs for removal and disposal and shall not be entitled to any claim whatsoever in respect to the property disposed or used by the Lessor.
6. AND it is hereby further agreed between the Lessor and the Lessee as follows:

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6.1 Neither party shall be liable for any loss or damage suffered or incurred by the other party arising from the first party’s delay in performing or failure to perform its obligations hereunder to the extent that and for so long as such delay or failure results from any event of Force Majeure, provided the same arises without the fault or negligence of the affected party and the affected party notifies the other party within two (2) Business Days of becoming aware of the same of such event of Force Majeure and the manner and extent to which its obligations are likely to be prevented or delayed. Each party shall use its reasonable endeavours to minimise the effects of any event of Force Majeure.
6.2 No length of time or of enjoyment of the Lessee of the Land or the buildings, structures and fixtures thereon shall enure to give a right to the Lessee to retain the Land or any part thereof or to deprive the Lessor in any way of any rights of the Lessor to exercise its powers under the law as reversionary owner of the Land and of the buildings, structures and fixtures thereon.
6.3 No variation or waiver of, or any consent to any departure by a party from, a provision of this Lease is of any force or effect unless it is confirmed in writing signed by the parties and then that variation, waiver or consent is effective only to the extent for which it is made or given.
6.4 No failure, delay, forbearance, relaxation or indulgence on the part of the Lessor in exercising any of the conditions of this Lease nor the granting of time by the Lessor shall in any way affect, diminish, restrict or prejudice the rights and powers of the Lessor herein or be deemed to be a waiver of any of the conditions herein or the Lessor’s rights hereunder or under general law in respect of the subsequent exercise by the Lessor in respect of the same.
6.5 All notices or other communication of any nature whatsoever under this Lease shall be made by facsimile, letter or otherwise in writing and shall be sent to a party at the facsimile number or the address of that party set out below (or at such other address as may be notified in writing by that party to the other party from time to time):
The Lessor :
SINGAPORE TOURISM BOARD
1 Orchard Spring Lane
Singapore 247729
Attention: Ms Margaret Teo
               Director, Integrated Resorts Division
Fax : (65) 6738 9956
The Lessee:
MARINA BAY SANDS PTE LTD
No. 9 Raffles Place
#12-01 Republic Plaza
Singapore 048619
Attention: Mr George Tanasijevich
                General Manager
Fax : (65) 6533 4909
6.6 Any notice or communication shall be deemed to be received:
(i)	if sent by prepaid post, on the date of actual receipt;

(ii)	if delivered by hand; on the date of delivery; and

(iii)	if sent by facsimile and a correct and complete transmission report for that transmission is obtained by the sender, upon transmission if transmission takes place on a business day before 4:00 pm in the place to which the communication is transmitted and in any other case on the business day next following the day of transmission.
6.7 If any provision of this Lease is invalid and not enforceable in accordance with its terms, other provisions which are self sustaining and capable of separate enforcement with regard to the invalid provision, are and continue to be valid and enforceable in accordance with their terms.
6.8.1 The Approved Mortgagee is an approved third party beneficiary and has the right to rely upon and enforce for its benefit the rights set out in Clause 1.18.2, Clause 1.22 and Clause 4.4.

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6.8.2 Subject to Clause 6.8.1, the terms and provisions of this Lease are intended for the benefit of the Lessor (including the Government and the Competent Authorities), the Lessee and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person. Subject to Clause 6.8.1, a person who is not a party to this Lease shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce or enjoy the benefit of any of its terms.
6.9 The Lessee accepts that the gaming industry will not be exempt from the provisions of the Competition Act 2004 (Act 46 of 2004).
6.10 This Lease is governed by and is to be construed in accordance with the laws of Singapore and the parties submit to the exclusive jurisdiction of the courts of Singapore.

DATE OF LEASE

EXECUTION BY LESSOR

The COMMON SEAL of SINGAPORE	)
TOURISM BOARD was hereunto	)
affixed in presence of:-)
_____________________________________ Chairman

_____________________________________ Director

EXECUTION BY LESSEE

The COMMON SEAL of MARINA	)
BAY SANDS PTE LTD was hereunto	)
affixed in the presence of :	)
____________________________________ Director

____________________________________ Director / Secretary

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SIMILAR INTEREST CERTIFICATE
I, the Solicitor for the Lessee hereby certify that the interest of the Lessee is similar to that in Caveat                                         .

Name of Solicitor	:

Signature	:

CERTIFICATE OF CORRECTNESS
I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I hold a Practising Certificate which is in force as at the date of the instrument.

Name of Solicitor	:

Signature	:

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I hold a Practising Certificate which is in force as at the date of the instrument.

Name of Solicitor	:

Signature	:

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FOR OFFICE USE ONLY

EXAMINED	REGISTERED ON

Date:	Initials of Signing Officer	REGISTRAR OF TITLES

DONALDSON & BURKINSHAW
Established 1874
Advocates & Solicitors
Notaries Public
Commissioners for Oaths
Agents for Trade Marks, Patents & Designs
24 Raffles Place #15-00
Clifford Centre
Singapore 048621
(Ref. ATBL/VW/S.050079)

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